Exhibit 10.21

                           SECOND AMENDED AND RESTATED
                               FINANCING AGREEMENT


                                      among


                       The CIT Group/Business Credit, Inc.
                        (as Agent and a Tranche A Lender)


                             GB Retail Funding, LLC
                             (as a Tranche B Lender)


                                       and


                            Factory 2-U Stores, Inc.
                                  (as Borrower)


                          Dated as of January 12, 2004

                                TABLE OF CONTENTS

Section                                                                     Page

SECTION 1.           Definitions...............................................2

SECTION 2.           Conditions Precedent.....................................21

SECTION 2A.          Conditions Subsequent....................................24

SECTION 3.           Revolving Loans..........................................24

SECTION 4.           Intentionally Omitted....................................27

SECTION 5.           Letters of Credit........................................27

SECTION 6.           Collateral...............................................30

SECTION 7.           Representations, Warranties and Covenants................36

SECTION 8.           Interest, Fees and Expenses..............................50

SECTION 9.           Powers...................................................53

SECTION 10.          Events of Default and Remedies...........................54

SECTION 11.          Term and Termination.....................................59

SECTION 12.          Miscellaneous............................................59

SECTION 13.          Agreement between the Lenders............................64

SECTION 14.          Agency...................................................68

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC"), with offices located at 300 South Grand Avenue, Third Floor, Los Angeles, California 90071, in its capacity as Agent for the Lenders under this Financing Agreement (hereinafter the "Agent"); CITBC in its capacity as the Tranche A Lender (together with any other Persons who may subsequently become a Tranche A Lender, the "Tranche A Lenders"); and GB RETAIL FUNDING, LLC, a Massachusetts limited liability company in its capacity as the Tranche B Lender (together with any other Persons who may subsequently become a Tranche B Lender, the "Tranche B Lender") (the Tranche A Lenders and the Tranche B Lender are collectively referred to herein as the "Lenders") are pleased to confirm as of the 12th day of January, 2004 the terms and conditions under which the Lenders acting through the Agent shall make revolving loans and other financial accommodations to FACTORY 2-U STORES, INC., a Delaware corporation, with a principal place of business at 4000 Ruffin Road, San Diego, California 92123 (the "Company"), as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code. The Company, the Agent, and the Lenders are entering into this Second Amended and Restated Financing Agreement (this "Financing Agreement"), with reference to the following facts:

                                    Recitals

     A. Prior to the Petition Date, the Prepetition Company and the Prepetition Lender Parties have previously entered into the Prepetition Loan Documents, including without limitation the Prepetition Financing Agreement (such terms and other initially capitalized terms used in these recitals without definition have the meanings set forth in Section 1 of this Financing Agreement), pursuant to which the Prepetition Lenders provided the Prepetition Company with certain financial accommodations.

     B. The Company has commenced the Bankruptcy Case in the Bankruptcy Court, and has retained possession of its assets and is authorized under the Bankruptcy Code to continue the operation of its business as a debtor-in-possession.

     C. The Bankruptcy Court shall enter a Financing Order pursuant to which the Lenders may make postpetition loans, advances and other financial accommodations to the Company secured by virtually all assets and properties of the Company as set forth in the Financing Order and the Postpetition Loan Documents.

     D. The Financing Order provides that as a condition to the making of such postpetition loans, advances and other financial accommodations, the Company shall execute and deliver this Financing Agreement.

     E. The Company desires to reaffirm its obligations pursuant to the Prepetition Loan Documents and acknowledge its continuing liabilities to Prepetition Lender Parties thereunder in order to induce the Lenders to make such postpetition loans and advances to the Company.

     NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the Agent, the Company, and the Lenders do hereby agree as follows, effective as of the date set forth above:

SECTION 1.        Definitions

     For purposes of this Financing Agreement, the following terms shall be defined in the following manner:

     Accounts shall mean all of the Company's now existing and future: (a) accounts (as defined in the U.C.C.), including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services to its customers, and all accounts arising from sales or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions, but the term Accounts shall not include the Company's landlord receivables for tenant improvements and the Company's employee stock subscription receivables; (b) Credit Card Receivables (whether or not specifically listed on schedules furnished to the Agent); (c) any and all instruments, documents, General Intangibles, payment intangibles, contract rights and chattel paper (all as such terms are defined in the U.C.C.) representing Accounts; (d) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (e) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (f) reserves and credit balances arising hereunder; (g) guarantees or collateral for any of the foregoing; (h) insurance policies or rights relating to any of the foregoing; and (i) cash and non-cash proceeds of any and all the foregoing.

     Adverse Action shall mean (a) an assertion or joinder in any claim, counter-claim, action, proceeding, application, motion, objection, defense or other contested matter, the purpose of which is to seek any order, judgment, determination or similar relief: (i) challenging the legality, validity, priority, perfection or enforceability of the Obligations or the liens and interests in favor of the Lender Parties in the Collateral, (ii) invalidating, setting aside, avoiding, or subordinating, in whole or in part, the Obligations or the liens and interests in favor of the Lender Parties in the Collateral, or
(iii) preventing, hindering or delaying the assertion or enforcement by any Lender Party of any lien or interest in favor of the Agent and the Lenders in the Collateral or realization upon any Collateral, (b) a request to use the Cash Collateral without the Lender Parties' consent, (c) a request for authorization to obtain postpetition loans or other financial accommodations pursuant to section 364(c) or (d) other than from the Lender or such other party without each Lender's consent, (d) the commencement or prosecution of any action or proceeding of any claims, causes of action or defenses against any Lender Party or any of their respective officers, directors, employees, agents, attorneys, affiliates, assigns or successors, including without limitation any attempt to recover on an Avoidance Action from any Lender Party, or (e) any act which has or could have the effect of materially modifying or compromising the rights and remedies of the Lender Parties, or which is contrary to any term or condition set forth in or acknowledged by the Prepetition Loan Documents, this Financing Agreement, or the Loan Documents.

     Agency Agreement shall mean that certain Agency Agreement dated as of April 10, 2003 by and among the Agent, the Tranche A Lenders and the Tranche B Lenders, as may be amended, supplemented, restated or replaced from time to time.

     Agent Commitment Letter shall mean the commitment letter dated January 12, 2004, issued by the Agent on behalf of Lenders to, and accepted by, the Company.

     Asset Sale shall mean GOB Sales and Substantial Asset Sales.


     Assignment and Transfer Agreement shall mean the Assignment and Transfer Agreement in the form of Exhibit B hereto.

     Availability shall mean at any time the result of the following: (a) the Borrowing Base; minus (b) the then outstanding balance of all Prepetition Obligations and Tranche A Obligations; minus (c) the then Stated Amount of all outstanding Letters of Credit; minus (d) the Availability Reserve; minus (e) the Availability Block.

     Availability   Block  shall  mean  Five   Million   Dollars   ($5,000,000).

     Availability Reserve shall mean such reserves as may be established by the Agent as it deems necessary in its commercially reasonable discretion to reflect: (a) negative forecasts and/or trends in the Company's business, profits, operations or financial condition that could reasonably be expected to have a Material Adverse Effect on the Company or the Agent's ability to realize on the Collateral; (b) the Carve Out Reserve; or (c) other issues, circumstance or facts that could otherwise negatively impact the Company, its business, profits, operations or financial conditions or assets or its ability to realize on the Collateral. Availability Reserves shall initially be based on the following: (x) delinquent sales taxes; (y) delinquent rental payments after the Petition Date for the Company's leased premises (other than with respect to Closed Stores) and a reserve of up to two (2) months rent for any retail store location in Washington State for which a satisfactory landlords' waiver has not been obtained; and (z) accrued but unpaid ad valoreum taxes.

     Avoidance Actions shall mean claims arising pursuant to sections 544, 545, 547, 548, 549, 553 and, to the extent applicable under the foregoing, section 550 of the Bankruptcy Code.

     Bankruptcy Case shall mean the case commenced by the Company under chapter 11 of the Bankruptcy Code before the Bankruptcy Court designated as Case No. 04-10111 (PJW).

     Bankruptcy Code shall mean the United States Bankruptcy Code, being title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     Bankruptcy Court shall mean the United States Bankruptcy Court or the United States District Court for the District of Delaware.

     Blocked Account shall have the meaning set forth in Section 7.1(A)(xxi) hereof.

     Borrowing Base shall mean the least of: (a) the Tranche A Loan Ceiling; (b) the Tranche A Borrowing Base; and (c) the Overall Borrowing Base.

     Borrowing Base Reduction shall have the meaning set forth in Section 3.1B.

     Budget shall mean the budget delivered to the Agent setting forth the Projected Information for the periods covered thereby, or any subsequent budget, satisfactory in form and substance to the Agent, setting forth Projected Information for any subsequent period or periods.

     Business Day shall mean any day on which both the Agent and The JPMorgan Chase Bank are open for business.

     Capital Expenditures shall mean the expenditure of funds or the incurrence of liabilities for the acquisition of property, plant, equipment, furniture, fixtures, leasehold improvements and software which are capitalized in accordance with GAAP and are consistent with the Company's business plan in the aggregate.

     Capital Lease shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of the Company.

     Carve Out Expenses shall mean:

     (a)  statutory  fees  payable  to the U.S.  Trustee  pursuant  to 28 U.S.C.
section 1930(a)(6);

     (b) fees payable to the Clerk of the Bankruptcy Court; and

     (c) the unpaid and outstanding reasonable fees and expenses actually incurred on or after the Petition Date and approved by a Final Order of the Bankruptcy Court pursuant to section 326, 328, 330 or 331 of the Bankruptcy Code by all Professionals of the Bankruptcy Code, less the amount of any retainers, if any, held by each Professional (as defined in the Financing Orders), in a cumulative, aggregate sum not to exceed $750,000.

     Carve Out Reserve shall mean, at any time, an Availability Reserve in respect of Carve Out Expenses in an amount determined by the Agent in its sole discretion up to the amount, which amount shall not exceed the maximum amount of the Carve Out Expenses in the aggregate, that the Agent or Lenders may choose to fund.

     Carve Out Reserve Funds shall mean funds reserved by the Lender Parties by making one or more advances under this Financing Agreement in order to pay a Carve Out Expense held, if the Agent so chooses, in a cash collateral account maintained solely by and as property of the Agent (for the benefit of the Lenders) for the sole purpose of establishing funds to satisfy the Carve Out Expenses in such sum equal to not less than the potential maximum sum of Carve Out Expenses.

     Cash Collateral shall mean "cash collateral" as defined in section 363 of the Bankruptcy Code in which the Prepetition Lender Parties and/or, the Lender Parties, have an interest.

     Chase Manhattan Rate shall mean the rate of interest per annum announced by JPMorgan Chase Bank from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers.)

     Closed Stores shall mean the retail store locations denoted as already having been closed on Schedule 2 hereto.

     Closing Date shall mean the date that this Financing Agreement has been (i) duly executed by the parties hereto and delivered to the Agent, and (ii) approved by the Bankruptcy Court by a Financing Order.

     Closing Fee shall mean $450,000, one-half of which has been received by Agent as of the effective date of the Agent Commitment Letter, which Closing Fee shall be shared between Tranche A Lenders and Tranche B Lender as agreed between them.

     Collateral shall mean all present and future assets of the Company, including without limitation, Accounts, Inventory, Other Collateral, Equipment, General Intangibles (as defined in the UCC and expressly including all payment intangibles and including all tax refunds and rights to tax refunds), letter of credit rights (as defined in the UCC), investment property (as defined in the UCC), and documents (as defined in the UCC and including any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto), leases and leasehold interests solely to the extent of net proceeds received from the assignment, sale, disposition or termination of such leases and leasehold interests and all cash and non-cash proceeds of the foregoing, whether all of the foregoing is existing, arising or created before or after the Petition Date, but excluding Avoidance Actions.

     Collateral Management Fee shall mean, for the initial term of this Financing Agreement, the sum of Thirty-One Thousand Five Hundred Dollars ($31,500) which shall be paid to the Agent in accordance with Section 8.8 hereof to offset the expenses and costs of the Agent in connection with record keeping, analyzing and evaluating the Collateral. Following the initial term of this Financing Agreement, if extended, an annual Collateral Management Fee equal to Forty Thousand Dollars ($40,000) shall be due on each anniversary of the Closing Date during the term of this Financing Agreement. The Collateral Management Fee shall be for the Agent's account.

     Collections shall have the meaning set forth in Section 3.4 hereof.

     Consolidated Balance Sheet shall mean a consolidated balance sheet for the Company, prepared in accordance with GAAP and in a form acceptable to the Agent.

     Contract Rate shall mean the applicable rate of interest computed as set forth in Section 8.1 of this Financing Agreement.

     Credit Card Acknowledgments shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Agent acknowledging Agent's first priority security interest in the monies due and to become due to the Company (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer such amounts to the Depository Account established for such purposes, as the same now exist or may hereafter by amended, modified, supplemented, extended, renewed, restated or replaced.

     Credit Card Agreements shall mean all agreements now or hereafter entered into by the Company with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     Credit Card Issuer shall mean any person (including, without limitation, a bank) (other than the Company) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other bank or non-bank credit or debit cards.

     Credit Card Processor shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing, transfer and/or payment procedures with respect to sales transactions of the Company involving credit cards or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

     Credit Card Receivables shall mean collectively: (a) all present and future rights of the Company to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from sales of goods or rendition of services to customers who have purchased such goods or services using a credit or debit card; and (b) all present and future rights of the Company to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale of goods or rendition of services to customers who have purchased such goods or services using a credit card or a debit card.

     Customarily Permitted Liens shall mean:

     (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amount of such liens shall not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any one time;

     (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;

     (d) encumbrances in favor of the Agent as security for the Obligations; and

     (e) those encumbrances listed on Schedule 1 hereto.

     Default shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

     Default Rate of Interest shall mean a rate of interest per annum equal to the lesser of: (a) the Maximum Legal Rate; or (b) the sum of (i) two percent (2%) and (ii) the applicable Contract Rate based upon the applicable increment over the Chase Manhattan Rate as determined under Section 8.1 hereof, which the Agent on behalf of the Lenders shall be entitled to charge the Company on all Obligations due the Agent on behalf of the Lenders by the Company to the extent provided in Section 10.2 of this Financing Agreement. Agent on behalf of Lenders acknowledges that no "breakage fee" will be charged to Borrower in the event that Agent converts the interest rate on a LIBOR Loan to a rate of interest based on the Chase Manhattan Rate as the result of an Event of Default.

     Depository Accounts shall have the meaning specified in Section 3.4 hereof.

     Distribution Center Property shall mean any location at which the Company now or hereafter operates a distribution center or warehouse, which, at present, consist of the following locations: (a) 4000 Ruffin Road, San Diego, California 92123; (b) 7130 Miramar Road, San Diego, California 92121; (c) 1875 Waters Ridge Drive, #200, Lewisville, TX 75057; and (d) 2020 Piper Ranch Road, Otay Mesa, California 92173.

     Documentation Fee shall mean the Agent's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

     Documents of Title shall mean all present and future documents (as defined in the U.C.C.) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

     Early Termination Date shall mean any date (other than the Maturity Date, as it may be extended pursuant to Section 11.1) on which this Financing Agreement or the Line of Credit (including the Letter of Credit Sub-Line) is terminated, including, but not limited to, the date on which any of the events referred to in Sections 10.1(b), (c) and (d) shall occur.

     Eligible Accounts Receivable shall mean the gross amount of the Company's Credit Card Receivables that are subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders, less, without duplication, the sum of: (a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding); (b) accounts that remain unpaid for more than ten (10) days from the date of the transaction; and (c) reserves for (i) amounts representing historic returns, discounts, claims, credits and allowances, and (ii) amounts as deemed necessary by the Agent in the exercise of reasonable business judgment and which are customary in the commercial finance industry.

     Eligible In-Transit Inventory shall mean the gross amount of the Company's Eligible Inventory which is in transit to the Company from third parties located in the United States with respect to which the Company has title and that is subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication:
(a) goods in transit to the Company from third parties located in the United States (other than the Company's agents or warehouses) with respect to which there exists no proof of the Company's ownership thereof reasonably acceptable to the Agent in conformity with commercial finance industry standards; (b) Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory; (c) Inventory in transit to the Company from third parties located in the United States in excess of twenty (20) days; and (d) Inventory at vendors.

     Eligible Inventory shall mean the gross amount of the Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Agent on behalf of the Lenders and which conforms to the warranties contained herein and which at all times continues to be acceptable to the Agent in the exercise of its reasonable business judgment, including the Eligible In-Transit Inventory, less, without duplication, any: (a) work-in-process; (b) supplies; (c) goods not present in the United States of America; (d) goods returned or rejected by the Company's customers other than goods that are undamaged and resaleable in the normal course of business; (e) goods to be returned to the Company's suppliers; (f) goods in transit to and from third parties (other than the Company's agents or warehouses) with respect to which there exists no proof of the Company's ownership thereof reasonably acceptable to the Agent in conformity with commercial finance industry standards; (g) Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to the Agent) and the Agent has taken all other action required to perfect its security interest in such Inventory; (h) any reserves required by the Agent in its reasonable discretion for special order goods, market value declines, shrinkage, slow-moving, damaged or obsolete goods, bill and hold (deferred shipment), consignment sales to the extent that Company has not already taken reserves for such in its reports to Agent or lay-away items and gift cards; provided, however, that initially a reserve for gift cards shall be established only if the outstanding amount thereof exceeds Three Hundred Thousand Dollars ($300,000) and a reserve for lay-a-way items shall only be established at any time that the aggregate amount of Inventory subject to lay-a-way programs exceeds Four Hundred Thousand Dollars ($400,000) and in each case shall be equal to the amount of Eligible Inventory in such categories in excess of such thresholds (subject in each case to adjustment from time to time in the Agent's reasonable discretion); and (i) Inventory located at any GOB Store identified on the GOB Schedule (version dated January 12, 2004)where GOB Sales have not commenced within sixty
(60) days after the Petition Date.

     Equipment shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

     Event(s) of Default shall have the meaning provided for in Section 10 of this Financing Agreement.

     Excess shall have the meaning set forth in Section 3.8 hereof.

     Executive Officers shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Company.

     Factor Letters of Credit and Guaranties shall mean the Letters of Credit issued by an Issuing Bank, as guaranteed by the Agent, on behalf of the Lenders, and Guaranties issued by the Agent, in either case in favor of the Company's suppliers' factor or factors in amounts not to exceed Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate to secure performance by the Company of certain of its accounts payable.

     Factor Letters of Credit and Guaranties Reserve shall mean the Availability Reserve established by the Agent with respect to the Factor Letters of Credit and Guaranties in an amount not to exceed the aggregate amount of Factor Letters of Credit and Guaranties.

     Final Financing Order shall mean an order of the Bankruptcy Court entered in the Bankruptcy Case after a final hearing under Bankruptcy Rule 4001(c)(2) in form and substance acceptable to the Agent in its sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent of the Company, Agent and such other Lenders as may be required to approve such modifications.

     Final Order means an order, judgment or other decree of the Bankruptcy Court or any other court or judicial body with proper jurisdiction, as the case may be, which is in full force and effect and which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review or rehearing has been waived or (ii) the time to appeal or seek certiorari, review or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending.

     Financing Agreement, hereof, hereto, hereunder and words of similar meaning shall mean this Second Amended and Restated Financing Agreement including any exhibits or schedules, as such Financing Agreement may from time to time be amended, modified or supplemented.

     Financing Order(s) shall mean, individually and collectively, the Interim Financing Order, the Final Financing Order and such other orders relating thereto or authorizing the granting of credit by the Agent and the Lenders to the Company on an emergency, interim, final or other basis pursuant to section 364 of the Bankruptcy Code as may be issued or entered by the Bankruptcy Court in the Bankruptcy Case, in form and substance acceptable to the Agent in its sole discretion.

     First Day Orders shall mean those orders entered by the Bankruptcy Court as a result of motions and applications filed by the Company with the Bankruptcy Court on or about the Petition Date, each in form and substance acceptable to the Agent.

     GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

     General Intangibles shall have the meaning set forth in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all trade names, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

     GOB Sale shall mean a sale as approved by the Bankruptcy Court, of all or substantially all Inventory of the Company located at one or more GOB Store(s) by a third party professional who is experienced in conducting liquidation and going out of business sales of inventory, as approved by the Bankruptcy Court and acceptable to the Lender Parties, and on terms approved by the Bankruptcy Court and acceptable to the Lender Parties.

     GOB Schedule shall mean a list delivered by the Company to and consented to by the Agent setting forth the GOB Stores, the date by which the Company intends to commence a GOB Sale for each GOB Store, and the date by which the Company intends to complete a GOB Sale for each GOB Store, as may be approved by the Bankruptcy Court, as such list may be amended from time to time as approved by the Agent, provided, however, that the Lender Parties shall be deemed to have consented to the GOB Stores included in the Budget delivered pursuant to Section 2.1(p).

     GOB Stores shall mean the stores that the Company intends to close and identified in the GOB Schedule.

     Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory; or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

     Interim Financing Order shall mean an order of the Bankruptcy Court entered in the Bankruptcy Case after a preliminary hearing under Bankruptcy Rule 4001(c)(2) in form and substance acceptable to the Agent in its sole discretion, as the same may be amended, supplemented or otherwise modified from time to time with the express written consent of the Agent and such Lenders as may be required to approve such modifications.

     Inventory shall mean all of the Company's present and hereafter acquired inventory (as defined in the U.C.C.), and all additions, substitutions and replacements thereof, wherever located, together with all General Intangibles and materials used or usable in processing, packaging or shipping same and all cash and noncash proceeds thereof.

     Inventory Advance Percentage shall mean the lower of: (a) seventy percent (70%) of the aggregate value of Eligible Inventory; or (b) eighty-five percent (85%) of the Net Orderly Liquidation Value of the Inventory as a percentage of the total Inventory as determined by the most recent Inventory appraisal, a provided for in Section 7.13 hereof.

     Investment Property shall mean all of the Company's present and hereafter acquired securities, securities entitlements, securities accounts and other investment property (as such terms are defined in the U.C.C.).

     Inventory Reserves shall mean the reserves which the Agent is permitted to establish in respect to Inventory under Subsection (h) of the definition of Eligible Inventory.

     Issuing Bank shall mean the bank issuing Letters of Credit for the account of the Company.

     Knowledge shall mean the actual knowledge of the Company's current senior management.

     Lender  Parties  shall  mean,  collectively,  the Agent  and the  Tranche B
Lender.

     Lenders shall refer collectively to the Tranche A Lenders and the Tranche B Lender (so long as the Tranche B Loan remains outstanding).

     Letters of Credit shall mean all letters of credit issued hereunder with the assistance of the Agent on behalf of the Lenders by the Issuing Bank for or on behalf of the Company.

     Letter of Credit Guaranty shall mean the guaranty delivered by the Agent on behalf of the Lenders to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

     Letter of Credit Guaranty Fee shall mean the fee the Agent on behalf of the Lenders may charge the Company under Section 8.3 of this Financing Agreement for: (a) issuing the Letter of Credit Guaranty; or (b) otherwise aiding the Company in obtaining Letters of Credit.

     Letter of Credit Sub-Line shall mean up to Twenty Million Dollars ($20,000,000) in the aggregate.

     LIBOR shall mean at any time of determination, and subject to availability, for each LIBOR Period, the highest of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks for such LIBOR Period as: (a) quoted by The Chase Manhattan Bank; (b) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to LIBOR then in any publication used in the New York City financial community; or (c) determined by the Agent based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London
Time).

     LIBOR Loan shall mean that portion of the Revolving Loans for which the Company has elected to use LIBOR for interest rate computations.

     LIBOR Period shall mean the LIBOR for one (1) month,  two (2) month,  three
(3) month or six (6) month U.S. dollar deposits, as selected by the Company.

     Line of Credit shall mean the commitment of the Lenders to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount (including any Prepetition Obligations) of up to Forty-Five Million Dollars ($45,000,000).

     Line of Credit Fee shall mean the fee due the Agent for the benefit of the Lenders at the end of each month for the Line of Credit, determined by multiplying the difference between: (a) the Line of Credit; minus the Availability Block; and (b) the sum of (i) the average daily balance of the Revolving Loans plus (ii) the average daily balance of Letters of Credit for said month by three-eighths of one percent (0.375%) per annum for the number of days in said month.

     Liquidation Event shall mean the earlier to occur of (i) the consummation of a sale of all or substantially all of the Company's assets in a single transaction other than as a going concern, or (ii) conversion of the Bankruptcy Case to a case under chapter 7.

     Loan Account shall have the meaning specified in Section 3.6 hereof.

     Loan Documents shall mean, collectively, the Prepetition Loan Documents and the Postpetition Loan Documents.

     Material Adverse Change Any event, fact, circumstance, change in, or effect on, the business of the Company, taken as a whole, which individually or in the aggregate or on a cumulative basis with any other then existing events, facts, circumstances, changes in, or effects on, the Company or the Collateral, taken as a whole:

     (a) would reasonably be expected to material adversely affect the ability of the Company, to (i) operate or conduct its business in all material respects in the manner in which such business is currently operated or conducted, or (ii) perform its obligations under the Loan Documents; or

     (b) would  reasonably be expected to have a material  adverse effect on the
value,   enforceability,   or  collectibility  of  a  material  portion  of  the
Collateral.

     provided that, (i) the commencement of the Bankruptcy Case, (ii) the closure of the Closed Stores and the GOB Stores, and the conduct of GOB Sales at such locations, and (iii) the cessation and liquidation of the business to the extent consented to in writing by the Agent after the Petition Date from time to time in its reasonable credit judgment shall not constitute a Material Adverse Change.

     Material Adverse Effect a result, consequence, or outcome which constitutes a Material Adverse Change.

     Maturity Date means the first to occur of: (a) January 14, 2005, as may be extended pursuant to Section 11.1, (b) 30 days after the Petition Date if the Final Financing Order, in form and substance satisfactory to the Agent, has not been entered, (c) repayment in full of all Obligations from a Substantial Asset Sale or otherwise, or (d) the effective date of a Plan of Reorganization.

     Maximum Legal Rate shall mean the highest maximum lawful interest rate which may be contracted for, charged, taken, received or reserved under this Financing Agreement by the Agent and/or the Lenders in accordance with applicable state or federal law, taking into account all items contracted for, charged or received in connection with the Obligations evidenced hereby which are treated as interest under the applicable state or federal law, as such rate may change from time to time.

     Net Orderly Liquidation Value shall mean the orderly liquidation value, as determined pursuant to Section 7.13 hereof, after deduction of associated costs, fees and liquidation expenses.

     Obligations shall mean all loans and advances made or to be made by the Agent and/or the Lenders to the Company or to others for the Company's account (including, without limitation, all Revolving Loans, and Letters of Credit); any and all indebtedness and obligations which may at any time be owing by the Company to the Prepetition Agent and/or the Prepetition Lenders (including, without limitation, the Prepetition Obligations) and the Agent and/or the Lenders (including, without limitation, any and all amounts owed to the Tranche A Lenders and the Tranche B Lender, including, but not limited to, the Tranche A Obligations and the Tranche B Obligations) that arise under this Financing Agreement, as it may be amended, renewed, supplemented or otherwise modified from time to time, whether now in existence or incurred by the Company from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Company's assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, liquidated or unliquidated, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy, insolvency, reorganization or other similar proceeding and whether the Company is liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to the Agent and/or the Lenders by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and the Agent and/or the Lenders relating to this Financing Agreement; indebtedness or obligations incurred by, or imposed on, the Agent and/or the Lenders as a result of environmental claims (other than as a result of actions of the Agent and/or the Lenders) arising out of the Company's operation, premises or waste disposal practices or sites; the Company's liability to the Agent and/or the Lenders as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to the Agent and/or the Lenders under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent and/or the Lenders may make or issue to others for the Company's account, including any accommodation extended with respect to applications for Letters of Credit, the Agent's (on behalf of the Lenders) acceptance of drafts or the Agent's (on behalf of the Lenders) endorsement of notes or other instruments for the Company's account and benefit.

     Other Collateral shall mean: (a) all now owned and hereafter acquired deposit accounts maintained by or on behalf of the Company with any bank or financial institution in which any proceeds of the Accounts or Inventory are deposited; (b) all of the Company's cash and other monies and property in the possession or control of the Agent and/or the Lenders; (c) all of the Company's books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral or otherwise necessary or helpful in the collection thereof or realization thereon; and (d) all cash and non-cash proceeds of the foregoing.

     Out-of-Pocket Expenses shall mean all of the Agent's, CITBC's (as a Tranche A Lender), and the Tranche B Lender's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all appraisal fees, third party field examination fees, all costs and expenses incurred by the Agent and/or the Lenders in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on the Agent and/or the Lenders due to "insufficient funds" of deposited checks and the Agent's and/or the Lenders' standard fee relating thereto, any amounts paid by the Lender Parties, incurred by or charged to the Agent on behalf of the Lenders by the Issuing Bank under the Letter of Credit Guaranty or the Company's reimbursement agreement, application for letter of credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel inspecting and monitoring the Collateral from time to time hereunder, including without limitation, the Agent's internal audit fees based on its then current per diem/per auditor charges (not to exceed Five Thousand Dollars ($5,000) per audit), local counsel fees, any Carve Out Expenses that the Agent (on behalf of the Lenders) and/or the Lenders, advance or which the Agent, in its discretion, elects to pay, fees and taxes relative to the filing of financing statements, and all attorneys' fees, expenses, costs and fees set forth in Section 10.3 of this Financing Agreement.

     Overall Borrowing Base shall equal the sum of the following as of any date as in effect on such date: (a) the aggregate value of Eligible Inventory (including Eligible In Transit Inventory) determined at the lower of cost or market on a first-in, first-out basis multiplied by the Overall Inventory Advance Percentage; provided, however, that in no event shall the value of Eligible in-Transit Inventory included in the Overall Borrowing Base exceed ten percent (10%) of the Tranche A Loan Ceiling; plus (b) eighty-five percent (85%) of the outstanding Eligible Accounts Receivable of the Company; minus (c) the then outstanding balance, if any, of principal due on the Tranche B Loan. Notwithstanding the above, at no time shall the Overall Borrowing Base exceed the sum of the Tranche A Borrowing Base and $4,000,000, less 100% of the net proceeds of the sale of Equipment resulting from store closures. At all times that the Tranche B Loan has either not been funded or been repaid in full, the Overall Borrowing Base shall equal the Tranche A Borrowing Base.

     Overall Inventory Advance Percentage shall mean the lesser of: (a) seventy-four and three-tenths percent (74.3%) of the aggregate value of Eligible Inventory; or (b) ninety-five percent (95%) of the Net Orderly Liquidation Value of Eligible Inventory as a percentage of the total Inventory as determined by the most recent Inventory appraisal, as provided for in Section 7.13 hereof.

     Overloan shall have the same meaning set forth in the Agency Agreement.

     Patents shall mean all present and hereafter acquired patents and/or patent rights of the Company and all cash and non-cash proceeds thereof.

     Permissible Overloans shall have the same meaning set forth in the Agency Agreement.

     Person shall mean any natural person, any corporation, limited liability company, trust, partnership, joint venture or other enterprise or entity.

     Permitted Encumbrances shall mean: (a) liens existing on the date hereof on specific items of Equipment and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by the Agent; (b) Permitted Purchase Money Liens; (c) Customarily Permitted Liens; (d) liens created in connection with sale leasebacks or loans secured by the Company's equipment to the extent that such transactions constitute Permitted Indebtedness hereunder; (e) liens granted the Agent by the Company; (f) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, Two Hundred Thousand Dollars ($200,000) (other than liens bonded or insured to the reasonable satisfaction of the Agent); (g) Springing Junior Trade Liens; and (h) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings for which the Company has posted a bond in the required amount or otherwise has taken action necessary to stay enforcement of such lien. In no event shall any Collateral be subject to foreclosure proceedings or, in the Agent's discretion, subject to any loss of perfection or priority in favor of the Agent and/or the Lenders.

     Permitted Indebtedness shall mean (a) current indebtedness maturing in less than one (1) year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; (b) the indebtedness secured by the Permitted Purchase Money Liens; (c) indebtedness arising under the Letters of Credit, this Financing Agreement, and the Loan Documents; (d) deferred taxes and other expenses incurred in the ordinary course of business;
(e) Subordinated Debt, if unsecured and subject to a subordination agreement in form and substance satisfactory to the Agent; (f) indebtedness arising from sale leaseback transactions or loans secured by the Company's equipment, but only if
(i) the Company gives prior written notice to the Agent of each such transaction, (ii) an Event of Default has not occurred and is continuing at the time any such transaction is entered into, (iii) such indebtedness does not exceed the cost of the Company's equipment being given as collateral for such indebtedness, (iv) the transaction does not involve the Company's intangible assets (including, but not limited to, trademarks, trade names and trade styles), and (v) the net cash proceeds from such sale/leaseback or loan transaction shall be paid to the Agent for distribution to the Lenders to the extent required under Section 8.15 of the Financing Agreement; (g) other indebtedness existing on the Petition Date or otherwise disclosed to the Agent in writing; (h) indebtedness secured by liens on real estate acquired after the date of the Prior Agreement, provided that (i) each such lien shall attach only to the real estate acquired, (ii) the aggregate amount of such real estate debt shall not, at any time, exceed Ten Million Dollars ($10,000,000), (iii) the Company shall give the Agent prior written notice before incurring any such real estate indebtedness, and (iv) no Event of Default shall have occurred and be continuing at the time the Company incurs any such indebtedness; and (i) all indebtedness secured by a Permitted Encumbrance.

     Permitted Purchase Money Liens shall mean liens on any item of equipment acquired after the date of the Agreement provided that: (a) each such lien shall attach only to the item(s) of equipment to be acquired; (b) the Company shall give the Agent prior written notice before incurring any such indebtedness; and
(c) no Event of Default shall have occurred and be continuing at the time the Company incurs any such indebtedness.

     Petition  Date shall mean the date of the  commencement  of the  Bankruptcy
Case.

     Piper Distribution Center Property shall mean the Distribution Center located at 2020 Piper Ranch Road, Otay Mesa, California 92173.

     Plan of Reorganization shall mean a plan of reorganization filed in the Bankruptcy Case pursuant to chapter 11 of the Bankruptcy Code.

     Postpetition Collateral shall mean all Collateral existing, arising or created as of or after the Petition Date, including, without limitation, the Prepetition Collateral existing or created on or after the Petition Date.

     Postpetition Liens shall mean all liens arising on or after the Petition Date on the Postpetition Collateral in favor of the Agent for the benefit of the Lenders.

     Postpetition Loan Documents shall mean this Financing Agreement, the Agency Agreement, the Financing Orders and each instrument and document previously, now or subsequently executed and/or delivered in conjunction with this Financing Agreement and each other instrument or document from time to time executed and/or delivered in connection with the arrangements contemplated hereby

     Postpetition Obligations shall mean all Obligations existing on or after the Petition Date.

     Prepetition Agent shall mean the agent under the Prepetition Financing Agreement.

     Prepetition Company shall mean the Company as it existed immediately before the Petition Date and as a party to the Prepetition Loan Documents.

     Prepetition Collateral shall mean Collateral existing before the Petition Date.

     Prepetition Financing Agreement shall mean that certain Amended and Restated Financing Agreement dated as of April 10, 2003, as amended by that certain (i) First Amendment to Financing Agreement dated as of December 22, 2003 (as amended, have the meaning set forth in Recital A hereof).

     Prepetition Lender Parties shall mean, collectively, the Prepetition Agent and the Prepetition Lenders.

     Prepetition Lenders shall mean the lenders under the Prepetition Financing Agreement.

     Prepetition Letter of Credit Guaranties shall mean the Letters of Credit issued before the Petition Date.

     Prepetition Liens shall mean all liens arising before the Petition Date on the Prepetition Collateral in favor of the Agent for the benefit of the Lenders.

     Prepetition Loan Documents shall mean the Prepetition Financing Agreement, the Agency Agreement, and each instrument and document previously executed and/or delivered in conjunction with the Prepetition Financing Agreement or in connection with the arrangements contemplated thereby.

     Prepetition Obligations shall mean all Obligations existing before the Petition Date.

     Prior Closing Date shall have the meaning set forth in Recital A hereof.

     Professionals shall mean and all attorneys, accountants, advisors, consultants, appraisers, brokers, investment bankers, and other professionals retained under section 327 or 1103(a) by the Company or any official committee appointed in the Bankruptcy Case under section 1102 of the Bankruptcy Code.

     Projected Information shall mean (i) projected weekly operating cash receipts for each week commencing with the week ending as of January 15, 2004,
(ii) projected weekly operating cash disbursements commencing with the week ending as of January 15, 2004, and (iii) projected principal amount of outstanding Revolving Loans and Letters of Credit and Availability as of the end of each month commencing with the month of January 2004, and (iv) such other information necessary or reasonably requested by the Agent in order for the Agent to evaluate the Company's compliance with the covenants and other terms of this Financing Agreement.

     Required Lenders shall mean (a) until the Tranche B Obligations are paid in full, such Lenders as is required pursuant to the Agency Agreement, and upon and after the Tranche B Obligations are paid in full, Lenders holding more than fifty percent (50%) of the outstanding loans, advances, extensions of credit and commitments to the Company hereunder, except that where there are one or more Lenders not affiliated with the Agent, it shall include at least one Lender which is not also the Agent or an affiliate of the Agent.

     Revolving Loans shall mean the loans and advances made by the Tranche A Lenders, from time to time, to or for the account of the Company by the Agent on behalf of the Tranche A Lenders pursuant to Section 3 of this Financing Agreement.

     Revolving Loan Promissory Note shall mean the promissory note in the form of Exhibit A hereto executed by the Company to evidence the Revolving Loans made by the Agent on behalf of the Lenders to the Company pursuant to Section 3 hereof.

     Settlement Date shall mean the date, weekly, and more frequently, at the discretion of the Agent, upon the occurrence of an Event of Default or a continuing decline or increase of the Revolving Loans that the Agent and the Lenders shall settle amongst themselves so that: (a) the Agent shall not have, as Agent, any money at risk; and (b) on such Settlement Date the Lenders shall have a pro rata amount of all outstanding Revolving Loans and Letters of Credit, provided that each Settlement Date for a Lender shall be a Business Day on which such Lender and its bank are open for business.

     Springing Junior Trade Liens shall have the meaning given to such term in the Financing Orders.

     Stated Amount shall mean the maximum amount for which a Letter of Credit may be honored.

     Subordinated Debt shall mean unsecured debt due (and the notes evidencing such) which has been subordinated, by a Subordination Agreement (in form and substance reasonably satisfactory to the Agent), to the prior payment and satisfaction of the Obligations of the Company to the Agent and/or the Lenders, including without limitation the debt of the Company to American Endeavour Fund Ltd. and Landmark Secondary Partners IX, L.P., or their permitted assigns.

     Subordination Agreement shall mean the agreement among the Company, the then holder of Subordinated Debt and the Agent pursuant to which Subordinated Debt of such holder is subordinated to the prior payment and satisfaction of the Company's Obligations to the Agent and the Lenders (in form and substance reasonably satisfactory to the Agent).

     Substantial Asset Sales shall mean one or more sales or dispositions by the Company of (i) any of the stock of the Company or of any company held by the Company, or (ii) substantially all of the assets of the Company, other than sales or other dispositions of inventory in the ordinary course of the Company's business or GOB Sales, for aggregate cash consideration sufficient to satisfy the Obligations, without a financing contingency and otherwise on terms and conditions satisfactory to the Agent.

     Trademarks shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

     Tranche A Borrowing Base shall equal the sum of the following as of any date (but not to exceed the Tranche A Loan Ceiling): (a) eighty-five Percent (85%) of the outstanding Eligible Accounts Receivable of the Company; plus (b) the aggregate value of Eligible Inventory (including Eligible In-Transit Inventory) determined at the lower of cost or market on a first-in, first-out basis, multiplied by the Inventory Advance Percentage; provided, however, that in no event shall the value of Eligible In-Transit Inventory included in the Tranche A Borrowing Base exceed ten percent (10%) of the Tranche A Loan Ceiling.

     Tranche A Commitment shall mean, with respect to each Tranche A Lender, that respective Tranche A Lender's Tranche A Dollar Commitment.

     Tranche A Debt shall mean the aggregate of the Company's Obligations, and indebtedness of any character to the Tranche A Lenders that arise from or are related to Tranche A Loans, including without limitation any Overloans and Tranche A Fees.

     Tranche A Dollar Commitment shall have the meaning set forth under the signature block for each Tranche A Lender for this Financing Agreement (as such amounts may change in accordance with the provisions of this Financing
Agreement); provided, however, that the aggregate of Tranche A Dollar Commitments shall not exceed the Tranche A Loan Ceiling.

     Tranche A Early Termination Fee shall mean the greater of $250,000 or 1.0% of the Tranche A Loan Ceiling.

     Tranche A Fees shall mean all fees (such as the Letter of Credit Guaranty Fee, Loan Facility Fee, Collateral Management Fee, Documentation Fee, Loan Facility Fee, Line of Credit Fee, Tranche A Early Termination Fee and any fee payable to the Agent or Tranche A Lenders in connection with an amendment or waiver of a provision of this Financing Agreement) payable by the Company to the Agent, Tranche A Lenders or their Affiliates in respect of the Tranche A Loans including any fee payable to any Affiliate of the Agent or Tranche A Lenders on account of the issuance of Letters of Credit pursuant to this Financing Agreement.

     Tranche A Lenders shall mean each Tranche A Lender to which reference is made in the Preamble of this Financing Agreement and any other Person who becomes a "Tranche A Lender" in accordance with the provisions of this Financing Agreement.

     Tranche A Loans shall mean all Revolving Loans made hereunder.

     Tranche A Loan Ceiling shall mean Forty-Five Million Dollars ($45,000,000) as such ceiling may be increased or decreased in accordance with the terms of the Loan Documents to which the Company is a party.

     Tranche A Obligations shall mean the Tranche A Debt.

     Tranche A Percentage Commitment shall have the meaning set forth under the signature block for each Tranche A Lender under this Financing Agreement for such Tranche A Lender reflecting, the ratio of: (a) the amount of the Tranche A Dollar Commitment of such Tranche A Lender; to (b) the aggregate amount of the Tranche A Dollar Commitments of all Tranche A Lenders (as such percentage may change in accordance with the provisions of this Financing Agreement).

     Tranche A Senior Collateral shall mean all Collateral which is not Tranche B Senior Collateral.

     Tranche B Debt shall mean the aggregate of the Company's Obligations and indebtedness of any character to the Tranche B Lender that arise from or are related to the Tranche B Loan.

     Tranche B Loan shall mean the loan in the original principal amount of Four Million Dollars ($4,000,000) evidenced by the Tranche B Note.

     Tranche B Note shall mean the amended and restated note dated the date hereof evidencing the Tranche B Loan in the original principal amount of Four Million Dollars ($4,000,000).

     Tranche B Obligations shall mean the Tranche B Debt.

     Tranche B Senior Collateral shall mean: (a) all furniture, fixtures, machinery and equipment of the Company; and (b) all products, proceeds (including, without limitation, all leases and rents arising therefrom), substitutions and accessions of or to any of the foregoing, wherever located and whether cash or non-cash.

     U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the State of California. Terms defined by reference to the U.C.C. in this Financing Agreement shall be deemed amended without any action of the parties hereto when the U.C.C. is amended, including without limitation when revised Division 9 of the U.C.C. becomes effective on July 1, 2001.

     Variance Report means a report to be delivered by the Company to the Agent, in form and substance satisfactory to the Agent, on a weekly basis (commencing on the second Thursday after the Petition Date) reflecting the actual cash receipts and disbursements on a line item basis for the preceding week (and on a cumulative basis since the Petition Date), the dollar amount and percentage variance of such amounts from those set forth on the Budget for the preceding week (and on a cumulative basis since the Petition Date) and containing a narrative analysis of the Company's performance for the preceding week and any variance from such period in the Budget.

SECTION 2.        Conditions Precedent

     2.1 The obligation of the Agent and the Lenders to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

          (a) Lien Searches - The Agent shall have received updated tax, judgment and Uniform Commercial Code searches, all to be dated on or about January 9, 2004, and satisfactory to the Agent, for all locations presently occupied or used by the Company. The Agent confirms that such lien searches have been received and are acceptable.

          (b) Casualty Insurance - The Company shall have delivered to the Agent evidence reasonably satisfactory to the Agent that casualty insurance policies listing the Agent, and each of the Lenders, as additional insureds and loss payees or mortgagees, as the case may be, are in full force and effect, all as set forth in Section 7.5 of this Financing Agreement.

          (c) UCC Filings - Any documents (including without limitation, financing statements) required or would be required (if the Financing Order not be in effect) to be filed in order to create, in favor of the Agent for the benefit of the Lenders a first and exclusive perfected security interest in the Collateral (subject to Permitted Encumbrances) with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed, or properly updated through a date that is substantially contemporaneous with the date hereof, in each office in each jurisdiction required in order to create in favor of the Agent for the benefit of the Lenders a perfected lien on the Collateral. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

          (d) [Intentionally Omitted].

          (e) Additional Documents - The Company shall have executed and delivered to the Agent all loan documents necessary to consummate the lending arrangement contemplated hereunder.

          (f) Subordination Agreements - Any Subordination Agreement, previously received by the Agent shall be in full force and effect.

          (g) Landlord Waivers - Any landlord waivers previously received by the Agent shall be in full force and effect.

          (h) Bailee Agreements - Any bailee agreements previously received by the Agent shall be in full force and effect.

          (i) Board Resolution - The Agent shall have received a copy of the resolutions of the Board of Directors of the Company updated through a date that is substantially contemporaneous with the date hereof authorizing the execution, delivery and performance of this Financing Agreement any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (j)   Corporate   Organization   -  The  Agent  shall  have   received
contemporaneously with the date hereof (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company certified by the Secretary or Assistant Secretary of the Company.

          (k) Officer's Certificate - The Agent shall have received contemporaneously with the date hereof an executed Officer's Certificate of the Company, satisfactory in form and substance to the Agent, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

          (l) Absence of Default and  Material  Adverse  Change - Other than the
Bankruptcy Case and events related thereto, no Default, Event of Default or Material Adverse Change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred.

          (m) Legal Restraints/Litigation - As of the date of execution of this Financing Agreement, there shall be no (i) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement, (ii) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or (iii) to the best knowledge of the Company, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which, in the opinion of the Agent if adversely determined could have a Material Adverse Effect on the business, operation, assets, financial condition or Collateral of the Company.

          (n) Disbursement Authorization - The Company shall have delivered to the Agent all information necessary for the Agent to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

          (o) Intentionally Omitted.

          (p) Cash Budget Projections - The Agent shall have received, reviewed and be satisfied with the Budget for the period commencing as of the Petition Date.

          (q) Depository Accounts - The Bankruptcy Court shall have issued and entered an order, in form and substance acceptable to the Agent, authorizing the Depository Accounts and the dominion of the Agent with respect to cash proceeds. All blockage and control agreements previously entered into in connection with such Depository Accounts shall be in full force and effect.

          (r) Intentionally Omitted.

          (s) The Agent Commitment Letter - The Company shall have fully complied, to the satisfaction of the Agent, with all of the terms and conditions of the Agent Commitment Letter.

          (t) Credit Card Acknowledgments and Credit Card Agreements - The Agent shall have received, in form and content acceptable to it, the Credit Card Acknowledgments and the Credit Card Agreements.

          (u) Prepetition Obligations -Prepetition Obligations shall not exceed $17,000,000.

          (v) Notes. - The Company shall have executed and delivered amended and restated notes in favor of the Tranche A Lenders and Tranche B Lender.

          (w) Agency Agreement - The Agent and each Lender shall have executed and delivered the Agency Agreement, and such Agency Agreement shall remain in full force and effect.

          (x) Financing Order - A Financing Order shall have been issued and entered by the Bankruptcy Court in the Bankruptcy Case and shall be and continue to be in full force and effect.

          (y) Fees - The Agent shall have received the balance of the Closing Fee and the Collateral Management Fee or received authorization from the Company to satisfy such fees from the Tranche A Loans.

          (z) Expenses - The Agent shall have received payment of all expenses incurred by the Lenders in connection with this Financing Agreement, including the fees and costs of their outside counsel or received authorization from the Company to satisfy such fee from the Tranche A Loans.

     2.2 Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent set forth in Sections 2.1 shall have been deemed satisfied except as the Company and the Agent shall otherwise agree in a separate writing.

SECTION 2A. Conditions Subsequent

     2A.1 Without limiting of the generality of the foregoing conditions, the Company shall furnish the Agent with the following items:

          (a) Intentionally Omitted.

          (b) Notwithstanding Section 2.1(g) hereof, the Company shall have satisfied Agent that it shall make diligent efforts to obtain any other bailee agreements the Agent reasonably deems necessary on or before May 10, 2004.

          (c) The Agent shall have received such additional blocked account agreements, Credit Card Acknowledgements and Credit Card Agreements as it may reasonably request or shall be reasonably satisfied that the Company has made satisfactory arrangements to obtain such documents no later than May 10, 2004.

SECTION 3.        Revolving Loans

     3.1 The Tranche A Lenders agree, subject to terms and conditions of this Financing Agreement from time to time to make Revolving Loans to the Company on a revolving basis (i.e., subject to the limitations set forth herein, the Company may borrow, repay and re-borrow such Revolving Loans). The amount of the Revolving Loans available to be advanced to the Company shall be equal to Availability, as determined by the Agent from time to time. Each request from the Company for a Revolving Loan shall constitute, unless otherwise disclosed in writing to the Agent and the Tranche A Lenders, a representation and warranty by the Company that after giving effect to the requested advance, no Default or Event of Default shall have occurred and that such requested Revolving Loan is within the Availability that then exists. All requests for Revolving Loans and advances must be received by an Officer of the Agent no later than 1:00 p.m., New York time of the Business Day on which such loan and advances are required. Should the Agent for any reason honor any request for advances in excess of Availability, such advances shall be considered "Overadvances." The Agent and Tranche A Lenders acknowledge that the Agent shall be permitted to make an Overadvance hereunder, without the Tranche B Lender's consent, only if, and to the extent permitted under the Agency Agreement. Proceeds of Revolving Loans made hereunder shall be used only to fund the corporate and working capital requirements of the Company, consistent with the Budget. Under no circumstance may any proceeds of Revolving Loans be used in connection with Adverse Actions.

     3.1A The Tranche B Lender shall fully fund the Tranche B Loan,  within five
(5) Business Days after demand by the Agent, when the aggregate Tranche A Loans outstanding first equal or exceed $6,500,000 for a period of three (3) consecutive Business Days, which Tranche B Loan shall remain outstanding so long as any Tranche A Debt is outstanding, unless the Tranche B Loan is fully repaid in connection with the Borrowing Base Reduction as provided in Section 3.1B below. The entire funded Tranche B Loan shall be applied to repay the Tranche A Loans outstanding.

     3.1B The Company may permanently reduce, upon 30 days advance written notice to the Agent, the Tranche A Loan Ceiling and the Line of Credit by $5,000,000 increments. The Company may permanently reduce, upon 5 Business Days' advance written notice to the Lender Parties, and so long as no Event of Default shall have occurred and be continuing or shall arise therefrom, subject to performance measures agreed upon between the Company and the Lender Parties, the Overall Borrowing Base to equal the Tranche A Borrowing Base (the "Borrowing Base Reduction"). If the Borrowing Base Reduction occurs, then, notwithstanding anything to the contrary in this Financing Agreement, there shall be an automatic and permanent reduction to the Tranche A Loan Ceiling and the Line of Credit in the amount of $4,000,000. If the Borrowing Base Reduction occurs, then the Tranche B Debt shall be repaid, at the request of the Company, through a Tranche A Loan. If the Borrowing Base Reduction does not occur, then the Company shall pay the Agent on demand, on the first day of each successive 90-day period, for the account of the Tranche B Lender an administration fee equal to $40,000 for each 90-day period or part thereof that the Tranche B Loan remains outstanding after the 90th day after the Closing Date, commencing with the period starting on the 90th day after the Closing Date to the 180th day after the Closing Date.

     3.1C At all times after the aggregate amount of Tranche A Loans outstanding first exceeds $6,500,000 up to the date of the Borrowing Base Reduction, the aggregate amount of Tranche A Loans and the Tranche B Loan outstanding hereunder shall be no less than $4,000,000.

     3.1D The Company hereby authorizes funding or establishment of the Carve Out Reserve Funds as provided in the Financing Orders .

     3.2 In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, upon the creation of Accounts, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as the Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Agent may reasonably require. In addition, upon the Agent's request the Company shall provide the Agent with copies of agreements (including Credit Card Agreements) and such other documentation and information relating to said Accounts and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes the Agent to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

     3.3 The Company hereby represents and warrants that: (a) each Credit Card Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; (b) the Inventory being sold and the Credit Card Receivables created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; (c) the invoices evidencing such Credit Card Receivables are in the name of the Company; and (d) the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business. The Company confirms to the Agent that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on the business of the Company or the ability of the Company to enforce collection of Accounts due from customers residing in that state. The Company agrees to maintain such books and records regarding Accounts as the Agent may reasonably require and agrees that the books and records of the Company will reflect the Agent's interest in the Accounts. All of the books and records of the Company will be available to the Agent upon reasonable advance notice during normal business hours (except that no advance notice need be given if an Event of Default or Default has occurred and has not been waived by the Agent or cured as allowed hereunder), including any records handled or maintained for the Company by any other company or entity.

     3.4 All checks, cash, notes or other instruments or property received by the Company from collections on Accounts or from the sale or other disposition of Inventory and Other Collateral shall be held by the Company in trust for the benefit of the Agent and Lenders, separate from the Company's other property and funds and shall immediately be deposited into depository accounts which shall be subject to blockage and control agreements satisfactory to the Agent ("Depository Accounts").

     The Company may and will enforce, collect and receive all amounts owing on the Accounts and/or received from sales or other dispositions of Inventory at the Company's expense.

     Agent shall concurrently herewith notify the financial institutions where such Depository Accounts are located and institute its blockage and control rights with respect to such Depository Accounts.

     All amounts received by the Agent in payment of Accounts ("Collections") will be credited to the Company's account upon the Agent's receipt of "good funds" at the Agent's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. or on the next succeeding Business Day if received after 1:00 p.m. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent unless and until such instruments have actually been collected.

     3.5 The Company agrees to notify the Agent promptly of any matters materially affecting the value, enforceability or collectibility of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until the Agent has notified the Company that an Event of Default has occurred and that all future credits or allowances are to be made only after the Agent's prior written approval.

     3.6 The Agent shall maintain a separate account on its books in the Company's name (the "Loan Account") in which the Company will be charged with loans and advances made by the Agent to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to the Agent and the Lenders by the Company, including without limitation the Tranche A Obligations and the Tranche B Obligations. The Company will be credited with all amounts received by the Agent and/or the Lenders from the Company or from others for the Company's account, including, as set forth above, all amounts received by the Agent in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to the Agent's right to demand payment of any Obligation. Further, it is understood that the Agent and/or the Lenders shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

     3.7 After the end of each month, the Agent shall promptly send the Company and the Tranche B Lender a statement showing in reasonable detail the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     3.8 In the event that the sum of: (a) the outstanding balance of Revolving Loans; and (b) the outstanding balance of Letters of Credit exceeds the maximum amount thereof available under Sections 3 and 5 hereof (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to the Agent for the benefit of the Tranche A Lenders immediately upon the Agent's demand therefor.

SECTION 4.        Intentionally Omitted

SECTION 5.        Letters of Credit

     In order to assist the Company in establishing or opening documentary and/or standby Letters of Credit with an Issuing Bank to cover the purchase of Inventory and for other purposes approved by the Agent, the Company has requested the Agent on behalf of the Tranche A Lenders to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending the Agent's and the Tranche A Lenders' credit to the Company and the Agent and the Tranche A Lenders have agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below. The aggregate sum of Letter of
Credit Guaranties issued and outstanding as of the Petition Date are approximately $10,505,749, all of which shall be deemed to be issued and outstanding under this Financing Agreement after the Petition Date and shall constitute Postpetition Obligations.

     5.1 Within the Line of Credit and Availability, the Agent and the Tranche A Lenders shall assist the Company in obtaining Letter(s) of Credit in an aggregate amount outstanding at any one time equal to or less than the Letter of Credit Sub-Line. The Agent's and the Tranche A Lenders' assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the form and purpose of each Letter of Credit, and any modifications thereof, must be acceptable to the Agent in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purposes. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, the Agent's and Tranche A Lenders' assistance in connection with any Letter of Credit Guaranty shall be in the Agent's sole discretion unless such Default and/or Event of Default is cured to the Agent's satisfaction or waived by the Agent in writing.

     5.2 The Agent shall have the right, without notice to the Company, to charge the Company's Loan Account on the Agent's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent under any Letter of Credit Guaranty at the earlier of: (a) payment by the Agent under such Letter of Credit Guaranty; or (b) the occurrence of an Event of Default that has not been waived in writing by the Agent or cured to the Agent's satisfaction. Any amount charged to Company's Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in
Section 8.1 of this Financing Agreement.

     5.3 The Company unconditionally indemnifies the Agent and the Tranche A Lenders and holds the Agent and the Tranche A Lenders harmless from any and all loss, claim or liability incurred by the Agent and/or the Tranche A Lenders arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Tranche A Lenders under the Letter of Credit Guaranty. The Company further agrees to hold the Agent and the Tranche A Lenders harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to the Agent and the Tranche A Lenders hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's and/or the Tranche A Lenders' gross negligence or willful misconduct. Subject to this Section 5.3, the Company agrees that any charges incurred by the Agent and/or the Tranche A Lenders for the Company's account by the Issuing Bank shall be conclusive on the Company, the Agent and the Tranche A Lenders and may be charged to the Company's Loan Account.

     5.4 In connection with the issuance of Letters of Credit, the Agent and/or the Tranche A Lenders shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the Letter of Credit documents; (c) the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, the Agent and/or the Tranche A Lenders shall not be responsible for any act or omission in connection with the issuance of any Letter of Credit with respect to or in connection with any Collateral.

     5.5 Except as otherwise provided herein, the Company agrees that any action taken by the Agent and/or the Tranche A Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Company and shall not put the Agent and/or the Tranche A Lenders in any resulting liability to the Company. In furtherance thereof, but subject to Section 5.6, the Agent shall have the full right and authority to clear and resolve any questions of non-compliance of Letter of Credit documents; to give any instructions as to acceptance or rejection of any Letter of Credit documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and with the consent of the Company (such consent not to be unreasonably withheld and being needed only if no Event of Default has occurred and is continuing) to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances. Such actions may be taken in the Agent's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent.

     5.6 Without the Agent's express consent and endorsement in writing, the Company agrees: (a) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to: (a) clear and resolve any questions of non-compliance of Letter of Credit documents; or (b) give any instructions as to acceptances or rejection of any Letter of Credit documents or goods.

     5.7 The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that the Agent may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

     5.8 Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, the Agent for the benefit of the Tranche A Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent for the benefit of the Tranche A Lenders and apply in all respects to the Agent for the benefit of the Tranche A Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

     5.9 Tranche A Lenders agree that Agent, on behalf of Tranche A Lenders, shall facilitate the issuance of the Factor Letter of Credit. The amount of the Factor Letter of Credit Reserve shall be the amount which Agent determines in its discretion is appropriate in light of the contingent reimbursement obligations of the Tranche A Lenders to the Issuing Bank with respect to the Factor Letter of Credit, including such contingent obligations as may result from preference risks of the factor holding the Factor Letter of Credit.

     5.10 With respect to the Factor Letter of Credit, Company shall pay to Agent, for the benefit of Tranche A Lenders, a fee equal to 1.5% per annum, payable monthly in arrears, of the amount of the Factor Letter of Credit.

SECTION 6.        Collateral

     6.1 As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by the Agent and/or the Lenders, including the Tranche A Lenders and the Tranche B Lenders, pursuant hereto, as well as to secure the payment in full of any other Obligations, including, but not limited to, all Tranche A Obligations and all Tranche B Obligations, the Company hereby pledges and grants to the Agent for the benefit of the Lenders, including the Tranche A Lenders and the Tranche B Lenders, a continuing general lien upon and security interest in, all of the Collateral.

     6.2 The security interests granted hereunder shall extend and attach to:

          (a) all Collateral which is presently or hereafter created or in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account; and

          (b) all Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Company from the Company's customers, as well as to all supplies, incidentals, packaging materials, labels, trademarks and any other items which contribute to the finished goods, including the sale, promotion or shipment thereof.

          (c) the Carve Out Reserve Fund.

The security interests shall be subject to the Carve Out Expenses as provided in the Order.

     6.3 The Company agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the regular course of the business of the Company as herein provided. Until the Agent has given the Company notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Company to its customers in the ordinary course of the Company's business, on open account and on terms currently being extended by the Company to its customers, provided that, if required by Section 3.4 of this Financing Agreement, all proceeds of all sales (including cash, accounts receivable, checks, notes, Credit Card Receivables, instruments for the payment of money and similar proceeds) shall be forthwith transferred, endorsed, and turned over and delivered to the Agent for the benefit of the Lenders. The Agent shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived or cured to the Agent's satisfaction, in which event no further disposition shall be made of the Inventory by the Company without the Agent's prior written approval. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Company's Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     6.4 The Company agrees at its own cost and expense to keep its Equipment in as good and substantial repair and condition, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. If an Event of Default has occurred and is continuing, the Company also agrees to make no disposition of Equipment unless the Company first obtains the prior written approval of the Agent.

     6.5 The rights and security interests granted to the Agent for the benefit of the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of the Agent may from time to time be temporarily in a credit position, until the final payment in full to the Agent and the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent and/or the Lenders to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6.6 To the extent that the Obligations are hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then the Agent shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's or the Lenders' rights hereunder.

     6.7 Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest the Agent may have in any other assets of the Company shall secure payment and performance of all now existing and future Obligations. The Agent may in its discretion charge any or all of the Obligations to the Loan Account when due.

     6.8 (a) The Company irrevocably and unconditionally authorizes and grants a power of attorney to the Agent to file at any time and from time to time such financing statements with respect to the Collateral naming the Agent or its designee as the secured party and such Company as debtor, as the Agent may require, and including any other information with respect to the Company or otherwise required by part 5 of Article 9 of the UCC of such jurisdiction as the Agent may determine, together with any amendments and continuations with respect thereto (including, but not limited to, amendments of the UCC financing statements previously filed in favor of the CIT Group/Business Credit, Inc. to reflect the assignment thereof to the Agent as secured party), which authorization shall apply to all financing statements filed on, prior to or after the date hereof. The Company hereby ratifies and approves all financing statements naming any Tranche A Lenders or the Agent or its designee as secured party and the Company as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent or any Lender prior to the date hereof and ratifies and confirms the authorization of the Agent to file such financing statements (and amendments, if any) and amendments reflecting the assignment thereof to the Agent, on behalf of all of the Lenders. In no event shall the Company, without the consent of the Agent (which may not be unreasonably withheld), at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any previously filed financing statement (or amendment or continuation with respect thereto) naming the Agent or the Tranche A Lenders or their respective designees as secured party and the Company as debtor.

          (b) The Company does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof. In the event that the Company shall be entitled to or shall receive any chattel paper or instrument after the date hereof, the Company shall promptly notify the Agent thereof in writing. Promptly upon the receipt thereof by or on behalf of the Company (including by any agent or representative), the Company shall deliver, or cause to be delivered to the Agent, all tangible chattel paper and instruments that the company may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify, in each case except as the Agent may otherwise agree. At the Agent's option, the Company shall, or the Agent may at any time on behalf of the Company, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to the Agent with the following legend referring to chattel paper or instruments as applicable: "This chattel paper instrument is subject to the security interest of CIT Group/Business Credit Inc., as Agent and any sale, transfer, assignment or encumbrance of this chattel paper instrument violates the rights of such secured party."

          (c) In the event that the Company shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), the Company shall promptly notify the Agent thereof in writing. Promptly upon the Agent's request, the company shall take, or cause to be taken, such actions as the Agent may reasonably request to give the Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under
Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

          (d) The Company does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof in which the Agent does not hold a perfected first lien security interest.

               (i) In the event that the Company shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, the Company shall promptly endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

               (ii) The Company shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (1) the Agent shall have received not less than five (5) Business Days prior written notice of the intention of the Company to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to the Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom the Company is dealing and the purpose of the account, (2) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to the Agent, and (3) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, the Company shall as the Agent may specify either (1) execute and deliver, and cause to be executed and delivered to the Agent, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by the Company and such securities intermediary or commodity intermediary or (2) arrange for the Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to the Agent; provided, however, that subject to the terms of this Financing Agreement, the Company shall retain the right to liquidate or otherwise dispose of such investment property unless and until an Event of Default has occurred and is continuing so long as the Company makes arrangements to grant the Agent a perfected security interest in the proceeds thereto.

          (e) The Company is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof. In the event that the Company shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, the Company shall promptly notify the Agent thereof in writing. The Company shall immediately, as the Agent may specify, either (i) deliver, or cause to be delivered to the Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to the Agent, consenting to the assignment of the proceeds of the letter of credit to the Agent by the Company as security and agreeing to make all payments thereon directly to the Agent or as the Agent may otherwise direct or (ii) cause the Agent as secured party to become, at the Company's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

          (f) The Company does not have any commercial tort claims as of the date hereof. In the event that the Company shall at any time after the date hereof have any commercial tort claims, the Company shall promptly notify the Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by the Company to the Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by the Company to the Agent shall be deemed to constitute such grant to the Agent.

          (g) The Company shall take any other actions reasonably requested by the Agent from time to time to cause the attachment, perfection and first priority of, and the ability of the Agent to enforce, the security interest of the Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that the Company's signature thereon is required therefor, (ii) causing the Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interest of the Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interest of the Agent in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction; provided, however, that:

               (i) the Company shall not be required to expend any funds to obtain such an approval or consent from a governmental authority or third party (except for UCC filing and other recording fees and filing fees) and;

               (ii) the foregoing shall not be deemed to require the Company to obtain landlord's waivers except as otherwise required under Section 7.1A(h) hereof.

     6.9 Following the occurrence and during the continuance of any Event of Default and to the extent otherwise permitted pursuant to this Financing Agreement, the Company hereby irrevocably constitutes and appoints the Agent as the Company's true and lawful attorney, with full power of substitution, to convert the Collateral into cash at the sole risk, cost, and expense of the Company, but for the benefit of the Agent and the Lenders. The rights and powers granted the Agent by the within appointment include but are not limited to the right and power to:

          (a) Prosecute, defend, compromise, or release any action relating to the Collateral.

          (b) Sign change of address forms to change the address to which the Company's mail is to be sent to such address as the Agent shall designate; receive and open the Company's mail; remove any cash or other proceeds of Collateral therefrom and turn over the balance of such mail either to the Company or to any trustee in bankruptcy, receiver, assignee for the benefit of creditors of the Company, or other legal representative of the Company whom the Agent determines to be the appropriate person to whom to so turn over such mail.

          (c) Endorse the name of the Company in favor of the Agent upon any and all checks, drafts, notes, acceptances, or other items or instruments; sign and endorse the name of the Company on, and receive as secured party, any of the Collateral, any invoices, schedules of Collateral, freight or express receipts, or bills of lading, storage receipts, warehouse receipts, or other documents of title respectively relating to the Collateral.

          (d) Sign the name of the Company on any notice to such Company's account debtors or verification of the Accounts; sign Company's name on any proof of claim in bankruptcy against account debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts.

          (e) Take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which the Company is a beneficiary.

          (f) Repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of the Company.

          (g) Use, license or transfer any or all general intangibles of the Company.

     6.10 Any and all deposits or other sums at any time credited by or due to the Company from the Agent or any Lender or any participant (a "Participant") in the Tranche A Loans or Tranche B Loan contemplated hereby or from any Affiliate of any Agent or any Lender or any Participant and any cash, securities, instruments or other property of the Company in the possession of any Agent or any Lender, any Participant or any such Affiliate, whether for safekeeping or otherwise (regardless of the reason such Person had received the same) shall at all times constitute security for all Obligations and for any and all other obligations of the Company to any Agent or any Lender or any Participant or any such Affiliate and may be applied or set off against the Obligations at any time, whether or not such are then due and whether or not other collateral is then available to the Agent, Lender, Participant or Affiliate.

SECTION 7.        Representations, Warranties and Covenants

     7.1 The Company hereby warrants and represents and/or covenants that: (a) Intentionally Omitted; (b) the Company is generally able to pay its debts arising after the Petition Date as they become due and payable; (c) Intentionally Omitted; (d) Schedule 2 hereto correctly and completely sets forth the Company's chief executive office, all of the Company's Collateral locations and all trade names of the Company; (d) except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the assets of the Company; (e) except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; (f) the Company will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; and (g) the Company will not grant, create or permit to exist, or seek or support a request to the Bankruptcy Court for the granting, creating or permitting to exist, any lien upon any lien upon or security interest in the Collateral, or any proceeds thereof, or in any other assets of the Company, including without limitation the Equipment, General Intangibles, Investment Property or real estate, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances.

     7.1A Without limiting of the generality of the foregoing representations, warranties and covenants, the Company hereby warrants and represents and/or covenants that:

          (a) The Company shall pay each Obligation when due (or on demand if payable on demand), and shall promptly, punctually and faithfully perform each of its other Obligations and liabilities under this Financing Agreement and the other Loan Documents.

          (b) The Company shall not change its state of incorporation or its taxpayer identification number without providing at least thirty (30) day's prior written notice thereof to the Agent.

          (c) The Company is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized and in each jurisdiction where foreign qualification is required for it to be qualified to do business, except for any violations that would not individually or in the aggregate, result in a Material Adverse Effect. The Company is duly authorized to enter into, and perform its obligations under, this Financing Agreement and the agreements, instruments and documents executed in conjunction herewith. The execution, delivery and performance by the Company of this Financing Agreement will not violate the Company's charter, partnership agreement or operating agreement, any law or any provision thereof, except for any violations that would not individually or in the aggregate, result in a Material Adverse Effect.

          (d) Schedule 2 hereto contains a listing of all names in which the Company ever conducted its business and all entities and/or Persons with whom the Company ever consolidated or merged, or from whom the Company ever acquired in a single transaction or series of related transactions substantially all of such entity or Person's assets or stock.

          (e) The Company will not change its name or conduct its business under any name not listed on Schedule 2 hereto, except upon not less than twenty-one
(21) days prior written notice to the Agent and compliance with all the other provisions of this Financing Agreement.

          (f) The Company has and will maintain sufficient infrastructure to conduct its business as presently conducted and contemplated to be conducted as described in its business plan; and owns and possesses or has a right to use all assets necessary for the conduct of its business (including, but not limited to, agreements concerning the use of property of any third person necessary for the conduct of its business).

          (g) Except for Eligible In-Transit Inventory in the possession of a consolidator, freight forwarder or customs broker, no tangible personal property of the Company is in the care or custody of any third party or stored under an entrustment or bailment arrangement with a third party and none shall hereafter be placed under such care, custody, storage or entrustment unless a bailee agreement reasonably satisfactory to Agent is executed and delivered by such third party and in respect to Inventory which is in transit to the Company, such Inventory constitutes Eligible In-Transit Inventory.

          (h) For each location in the State of Washington, Virginia or Pennsylvania, the Company will use reasonable efforts to supply the Agent with a landlord's waiver or the Agent shall establish an Availability Reserve for such location equal to two (2) months rent for each retail store location unless and until such time as a satisfactory landlord's waiver in respect to such location is delivered to the Agent.

          (i) The Company does not have any indebtedness with the exception of Permitted Indebtedness.

          (j) Schedule 2 hereto contains a schedule of all leases for any location which the Company operates a retail store (including, but not limited to temporary or seasonal store locations) or warehouse, distribution center or manufacturing facility, identifying which type of facility is located on each site and whether such site is the location of a retail store which has been closed or which the Company intends to close during the remainder of its 2004 fiscal year ended January 31, 2005. Except as set forth in Schedule 2, and in respect to Closed Stores, each of such leases is in full force and effect.

          (k) The Company is in full compliance with all applicable provisions and ERISA or otherwise applicable law in respect to any and all retirement or employee benefit plans maintained by it and has filed all reports required to be filed in respect to or under ERISA or other applicable law.

          (l) Except as describe in Schedule 3 hereto, there is not presently pending or to the knowledge of the Company, threatened by or against the Company any litigation which would reasonably expect to have a Material Adverse Effect upon the Company's financial condition or ability to conduct its business or the Collateral.

          (m) Schedule 2 hereto correctly and completely sets forth the Company's Chief Executive's Office, all of the Company's Collateral locations and all trade names of the Company.

          (n) Schedule 1 hereto summarizes all existing liens, to the best knowledge of the Company, outstanding against the Company and or any of its affiliates in any applicable jurisdictions.

          (o) The Company is in compliance all applicable laws, other than any laws the noncompliance with which would not reasonably expected to have a Material Adverse Effect. The Company has not received any notice of violation of any applicable law, which violation has not been cured or otherwise remedied, and which violations would have a Material Adverse Effect.

          (p) The Company, to the Company's Knowledge, has not been and is not presently party to any collective bargaining agreement or other labor contract. There is not presently pending and, to the Company's knowledge, there has not been threatened, any (i) strike, slowdown, picketing, work stoppage or employee grievance process; (ii) any proceeding against or effecting the Company relating to the alleged violation of any law applicable to labor relations or the National Labor Relations Board, the Equal Employment Opportunity Commission or any comparable government body, which, if determined adversely to the Company would have a Material Adverse Effect or (iii) any lockout of any employees by the Company or any application for certification of collective bargaining agent.

          (q) Except as may relate to the audit currently being conducted by the Internal Revenue Service or as disclosed on Schedule 4 hereto, to the Company's Knowledge, the Company has (i) paid, as they have become due and payable, all taxes and employment contributions and other charges of any kind or nature levied or which could be claimed against the Company or the Collateral by any Person whose claim could result in an encumbrance upon any assets of the Company or by any governmental authority except for such taxes, contributions, and other charges (1) the failure to pay which would not reasonably be expected to have a Material Adverse Effect, or (2) which are being contested in good faith through appropriate proceedings; (ii) properly withheld or collected and properly paid over to the relevant governmental authority withholding any payroll or other tax from employees, or other funds received in trust from a third party including sales taxes except for such taxes or other funds the failure to withhold, collect or pay over which would not reasonably be expected to have a Material Adverse Effect; (iii) timely made all contributions or other payments as may be required pursuant to any pension or other employee benefit plan established by the Company except for such contributions and payments the failure to timely make which would not reasonably be expected to have a Material Adverse Effect,
(iv) timely filed all tax and other returns or other reports with each governmental authority with whom the Company is obligated to file such reports except for such returns or reports the failure to file which would not reasonably be expected to have a Material Adverse Effect, and (v) has not to its Knowledge received any notice from a state, federal or local taxing authority that it has assessed any additional taxes or notifying the Company of a failure to pay taxes or file any tax returns in respect to any prior period or otherwise alleging that the Company may have additional tax liability except for such taxes or tax returns the failure to pay or file as applicable, which would not reasonably be expected to have a Material Adverse Effect. For purposes of this Subsection (q), Material Adverse Effect shall refer to a negative impact of at least One Hundred Thousand Dollars ($100,000).

          (r) To its Knowledge, the Company has never been legally responsible for any release or reported release of any hazardous material or received notification of any release or reported release of any hazardous material from any site occupied or operated by the Company.

          (s) All financial reports and other financial or Collateral information provided by the Company to the Agent and Lenders in conjunction with the Obligations are true, accurate and complete in all material respects and all financial statements provided by the Company to the Agents and Lenders were prepared in accordance with GAAP consistently applied.

          (t) Schedule 5 hereto lists all present Depository Accounts maintained by the Company, which schedule includes, with respect to each Depository Account
(i) the name and address of the depository; (ii) the account number(s) of the account(s) maintained with such depository; and (iii) a contact person at such depository. The Company will provide the Agent with at least ten (10) business days prior notice prior to its establishment of any additional Depository Accounts.

          (u) All funds in any Depository Account and all proceeds of Credit Card Receivables shall be deposited within two (2) Business Days of their receipt into the Company's depository account at Bank of America or such other account as the Agent and the Company may have agreed upon and with respect to which the Agent shall have received such control and/or blocked account agreements as it deems necessary (the "Blocked Account") listed on Schedule 5 hereto; provided, that the Company may maintain proceeds of borrowings hereunder in an aggregate amount equal to the greater of $1,000,000 and such amount as is necessary to satisfy the minimum loan covenant set forth in Section 3.1C in a separate bank account that is subject to the Agent's first priority, perfected lien, which amounts may only be used to pay for payroll taxes and such other obligations the failure to pay which shall create personal liability on the part of the Company's directors or officers (the "Exempt Proceeds"). The Company may use the Exempt Proceeds for the purposes set forth above even after the occurrence and during the continuance of an Event of Default, but agrees to return to the Agent any unused portion of the Exempt Proceeds to be applied to any outstanding Obligations. The Company acknowledges that the contents of each Depository Account and of the Blocked Account constitute Collateral and proceeds of Collateral. The Company further acknowledges that Bank of America, the Company, and the Agent are parties to a Blocked Account Agreement dated as of March, 2000 pursuant to which, inter alia, Bank of America acknowledged that the Agent has been granted a lien on all funds deposited in the Blocked Account, and agreed that upon notice from the Agent (the "Agent Notice"), it shall commence to wire transfer funds deposited in the Blocked Account as directed by the Agent. The Company confirms that such Blocked Account Agreement remains in full force and effect, constitutes a legally valid, binding and enforceable obligation of the Company and Bank of America and that the rights granted to the Agent thereunder are intended to be for the benefit of both the Tranche A Lenders and the Tranche B Lender. The foregoing provisions regarding Depository Accounts and Blocked Accounts shall be subject to Section 3.4 of the Financing Agreement which provides that the Agent shall concurrently herewith send the Agent Notice to Bank of America.

     7.2 The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require. The Company agrees that the Agent and any Lender, and their respective agent, may enter upon the Company's premises at any time upon reasonable prior notice to the Company and inspect the Company's books, records or the Collateral; provided, however, that the Company shall only be required to reimburse the Agent's and/or such Lender's Out-of-Pocket Expenses related to such inspection four times in a twelve (12) month period, except that following the occurrence and during the continuance of an Event of Default, the Agent and the Lenders shall not be limited in the number of times Agent or Lender or their respective agents may enter upon the Company's premises and the Company shall be obligated to reimburse the Agent and/or Lenders for all Out-of-Pocket Expenses related to all such inspections without limitation. The Company agrees to afford the Agent prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the security interests granted to the Agent therein.

     7.3 The Company agrees to: execute and deliver to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, the loans, the Borrowing Base, Accounts and Inventory, such written statements, accounting reports, schedules and other information and documentation in the form and with such frequency as the Agent may reasonably require. Notwithstanding the foregoing, at all times any Obligations are outstanding, the Company shall deliver to each Lender, on a weekly basis (by Thursday of the following week), the reports described below for the preceding week:

          (a) a borrowing base report;

          (b) a retail stock ledger report;

          (c) a report of Credit Card Receivables and Accounts;

          (d) a Variance Report;

          (e) Inventory  receipts and sales,  based on a 4 week rolling average;
and

          (f) In-transit routing report, to reflect routing numbers aged between 0-10 days, 11-20 days and greater than 20 days.

     In addition to the financial information required to be provided under this
Section 7.3 and Section 7.8 hereof, the Company agrees to provide the Agent and each Lender with the additional reports listed on Schedule 7 hereto (which reports shall be provided monthly on or before the twentieth (20th) day of the next month unless indicated to the contrary).

     In addition to the preceding reports, the Company shall promptly provide the Agent, with a copy to each Lender, with written notice of, the occurrence of any of the following, which written notice shall set forth as to the facts and circumstances in respect to which such notice is being given, with reasonable specificity: (t) any change in its board of directors, or any of its chief executive officers, president or chief financial officer; (u) the completion of any physical count encompassing at least twenty-five percent (25%) of its Inventory, together with a copy of the results thereof; (v) any failure by the Company to pay rent (other than in connection with a good faith dispute) at more than five (5) retail store locations at the same time (except for the Closed Stores or the Piper Distribution Center property) continuing unremedied for more than thirty (30) days; (w) the occurrence of any Default (within five (5) Business Days after the Company has Knowledge of such occurrence ) (provided, however, that failure to give any such notice shall not, by itself, constitute an Event of Default if the Default is cured at or within ten (10) business days following the giving of such notice); (x) any change in the Company's independent accountant; (y) any litigation which would be reasonably expected to have a Material Adverse Effect on the Company; and (z) copies of any press releases and all annual, periodic and current reports it files with the Securities and Exchange Commission.

     7.4 The Company agrees to comply with the requirements of all state and federal laws in order to grant to the Agent valid and perfected first and only security interests in the Collateral except as expressly provided herein. The Agent is hereby authorized by the Company, to the extent permitted by applicable law, to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever the Agent may reasonably request, from time to time, by way of: (a) filing notices of liens, financing statements, amendments, renewals and continuations thereof; (b) cooperating with the Agent's custodians; (c) keeping Collateral records; (d) transferring proceeds of Collateral to the Agent's possession; and (e) performing such further acts as the Agent may reasonably require in order to effect the purposes of this Financing Agreement.

     7.5 (a) The Company agrees to maintain insurance on the assets of the Company, including the Inventory, under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Agent. All policies covering the Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, to be made payable to the Agent for the benefit of the Lenders, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Inventory and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, with the loss payable endorsement with respect to Inventory in the Agent's favor for the benefit of the Lenders, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Company's request, or if the Company fails to maintain such insurance, the Agent may arrange for such insurance, but at the Company's expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to the Agent's satisfaction, the Agent shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Agent, have the sole right, in the name of the Agent or the Company, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

               (b) (i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory shall reduce the Revolving Loans.

                    (ii) The Company agrees to pay any reasonable costs, fees or expenses which the Agent may reasonably incur in connection with this Section 7.5.

     7.6 The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Company's assets, arising after the Petition Date, including the Collateral, and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder: (a) for taxes due the United States of America; or (b) which in the Agent's opinion might create a valid obligation having priority over the rights granted to the Agent herein, then the Agent may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to the Agent on demand.

     7.7 The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business; provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Agent's reasonable opinion, materially and adversely effect the Agent's rights or priority in the Collateral; and (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies the Agent and the Lenders and agrees to defend and hold the Agent and the Lenders harmless from and against any and all loss, damage, claim, liability, injury or expense which the Agent and/or the Lenders may sustain or incur (other than as a result of actions of the Agent and/or the Lenders) in connection with: any claim or expense asserted against the Agent and/or the Lenders as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder. The Company shall not be deemed to have breached any provision of this Section 7.7 if (x) the failure to comply with the requirements of this Section 7.7 resulted from good faith error or innocent omission, (y) the Company promptly commences and diligently pursues a cure of such breach and (z) such failure is cured within thirty (30) days following the Company's receipt of notice of such failure.

     7.8 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless the Agent shall have otherwise consented in writing, the Company will furnish to the Agent and each Lender, within ninety (90) days after the end of each fiscal year of the Company, an audited Consolidated Balance Sheet as at the close of such fiscal year, and statements of profit and loss, cash flow and reconciliation of surplus the Company for such fiscal year, audited by independent public accountants selected by the Company and satisfactory to the Agent (the current auditor, Ernst & Young, is deemed satisfactory); within sixty
(60) days after the end of each fiscal quarter of the Company a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company, certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Company as the Agent may reasonably request, including without limitation: (a) the accountant's management practice letter; and (b) annual cash flow projections in form satisfactory to the Agent. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer of the Company, pursuant to which any one such officer must certify that: (x) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, as well as the Company's operating results during such accounting period, subject to year-end audit adjustments; (y) during the particular accounting period (i) there has been no Default or Event of Default under this Financing Agreement; provided, however, that if any such officer has knowledge that any such Default or Event of Default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate, and (ii) the Company has not received any notice of cancellation with respect to its property insurance policies; and (z) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

     7.9 Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that unless the Agent and Tranche B Lender provide their prior written consent, (which shall not be unreasonably withheld), or except as otherwise herein provided, the Company will not:

          (a) Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, including without limitation the Equipment, General Intangibles, the Documents of Title and/or Investment Property, except for the Permitted Encumbrances;

          (b) Incur or create any Indebtedness other than the Permitted Indebtedness or Indebtedness incurred hereunder;

          (c) Borrow any money on the security of the Company's Collateral from sources other than the Agent and the Lenders;

          (d) Sell, lease, assign, transfer or otherwise dispose of (i) Collateral, except in the ordinary course of business, pursuant to sale leaseback transactions meeting the requirements of Permitted Indebtedness, or GOB Sales at either Closed Stores or GOB Stores, or as otherwise specifically permitted by this Financing Agreement, or (ii) either all or substantially all of the Company's assets, which do not constitute Collateral;

          (e) Merge or consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company, except that the Company may change its corporate name or address; provided that (i) the Company shall give the Agent thirty (30) days prior written notice thereof and (ii) the Company shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by the Agent (including, without limitation, any and all U.C.C. financing statements) to confirm the continuation and preservation of all security interests and liens granted to the Agent for the benefit of the Lenders hereunder;

          (f) Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          (g) Declare or pay any dividend of any kind on, or purchase, acquire, redeem or retire, any of the capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, other than dividends paid in capital stock of the Company;

          (h) Make any advance or loan to, or any investment in, any firm, entity, person or corporation; provided, however, that the Company may make noncash Company stock loans to employees secured by such stock or other advances to employees for expenses, travel and the like in the ordinary course of business;

          (i) Prepay any Subordinated Debt, except to the following extent and provided no Event of Default has occurred and is continuing: (a) if the Company issues additional equity, the Company may prepay Subordinated Debt to the extent of the net cash proceeds the Company receives from such issuance; (b) if the Company issues additional Subordinated Debt, the Company may prepay existing Subordinated Debt to the extent of the net cash proceeds the Company receives from such issuance, provided such new Subordinated Debt is on more favorable terms to the Company (in the opinion of Agent) than such existing Subordinated Debt; [and (c) notwithstanding clauses (a) and (b) above, the Company may prepay Subordinated Debt to the extent the Company has maintained a trailing twelve
(12) month EBITDA of not less than Thirty Million Dollars ($30,000,000)];

          (j) Amend, modify or otherwise alter the terms of any Subordinated Debt, except to the extent that such amendment, modification, or alteration is through a proposed Plan of Reorganization, does not have a Material Adverse Effect on the Company's ability to repay the Obligations or cause a Default or Event of Default under this Financing Agreement, or as may otherwise be agreed to by the Lender Parties;

          (k) Execute any lease or commit to open or become legally obligated to open any additional retail store locations, other than up to three (3) retail store locations in the Company's 2004 fiscal year.

          (l) Amend, modify or otherwise alter materially the terms of any lease in a manner which, individually or in the aggregate, would have a Material Adverse Effect on the Company; or

          (m) Commit to close any retail store locations or the Piper Road Distribution Center Property except that the Company may close the GOB Stores; provided, that if the Company cannot extend as of right any lease that expires, the Company may close the retail store to which such lease relates, but must inform the Lender Parties of such closure .

7.10     Intentionally Omitted.

     7.11 The Company agrees to advise the Agent in writing of: (a) any expenditures (actual or anticipated), or series of related expenditures, in excess of One Hundred Fifty Thousand Dollars ($150,000) for (i) environmental clean-up, (ii) environmental compliance, and (iii) environmental testing; and
(b) any notices the Company receives from any local, state or federal authority advising the Company of any environmental liability (real or potential) stemming from the Company's operations, its premises, its waste disposal practices, or waste disposal sites used by the Company and to provide the Agent with copies of all such notices if so required, to the extent permitted by applicable law.

     7.12 Without the prior written consent of the Agent, the Company agrees that it will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of the Company.

     7.13 The Company agrees to provide to the Agent twice (2) each year at such times as the Agent may reasonably require, an appraisal indicating the Net Orderly Liquidation Value of the Inventory; provided however, the Agent, in its discretion, may require that up to an additional two (2) gross recovery update appraisals per year be conducted; provided further however, the Agent may in its discretion, require additional gross recovery update appraisals at the Agent's cost, unless an Event of Default shall have occurred and be continuing in which case it will be at the Company's costs. Such appraisals, including such additional gross recovery update appraisals, shall be performed by an appraiser reasonably acceptable to and engaged by the Agent, but shall be paid for by the Company. In addition, the Company agrees to undertake not less than one physical inventory per year. The Company will provide to the Agent the results of the physical inventory.

     7.14 Intentionally Omitted.

     7.15 The Company shall comply with the following financial covenants:

          (a) Average minimum Availability for the last 5 days of each of the Company's fiscal months shall be no less than the dollar amounts set forth in
Schedule 7.15(a) for such fiscal month, to be tested monthly.

          (b) The cumulative four-week rolling average of cash receipts from retail sales at open stores received in the Depository Accounts (less estimated sales tax of 7.5%) shall not be less than the amounts set forth in Schedule 7.15(b), to be tested weekly, commencing January 24, 2004.

          (c) The cumulative rolling four-week average of inventory receipts at cost from trade shall not be less than the amounts set forth in Schedule 7.15(c), to be tested weekly, commencing January 24, 2004.

     7.16 During the period from December 28, 2004 through January 11, 2005 of each year, there shall be no outstanding balance of the Revolving Loans (exclusive of Letters of Credit) and the Stated Amount of outstanding Letters of Credit shall not exceed Eleven Million Dollars ($11,000,000).

     7.17 The Company shall not incur more than Two Million Dollars ($2,000,000) in aggregate Capital Expenditures on a consolidated basis during its fiscal year ended January 29, 2005 without the prior written consent of the Agent and Tranche B Lender.

     7.18 The Company shall at all times keep proper books of account, in which full, true and accurate entries shall be made of the Company's transactions, all in accordance with GAAP (if applicable), applied consistently with prior periods to, thoroughly reflect the financial condition of the Company at the close of, and as a result of operations for, the periods in question, the Company shall, upon reasonable prior notice during normal business hours, accord the Agent and each Lender and the respective representatives with access from time to time as the Agent, and such Lenders and their representatives may require or request to examine, inspect, and copy and make extracts from any and all of the Company's books, records, electronically stored data, papers and files.

     7.19 The Company shall retain and continue to retain at such times as Agent deems necessary in its sole discretion based on its reasonable business judgement, applicable business trends and the Company's Availability, a person or firm in a consulting or advisory capacity specializing in financial, restructuring and management consulting ("Consultant"), acceptable to the Agent and upon terms and scope acceptable to the Agent, to provide financial and business consulting services to the Company, which services shall include, without limitation: (a) examine and assess the Company's capital and debt structure, (b) examine and assess the Company's business practices and market,
(c) review and assist with preparation of the Company's  financial  projections,
(d) review and evaluate the Company's reporting and borrowing  certificate data,
(e) review and evaluate existing business plans and develop new business plan and restructuring recommendations (the "Recommended Business Plan"), (f) identify and develop cost reduction initiatives and procedures, (g) assist the Company's management with business operations and implementation of financial, capital, and business operations restructuring and cost reduction initiatives, and (h) communicate with Agent regarding the Company's business operations and Consultant's efforts. Upon Agent's request, Consultant shall provide directly to Agent and/or Lenders additional reports with respect to Consultant's efforts and assessments. The Company shall not be required to incur Consultant's fees for the foregoing services in excess of the sum of $400,000 during any consecutive twelve (12) month period. The parties acknowledge that any such Consultant shall be an agent of the Company and the Company shall be responsible for payment of Consultant's fees.

     7.20 Intentionally Omitted.

     7.21 The Company acknowledges, confirms and agrees that: (i) as of the Petition Date the Prepetition Obligations were due and outstanding pursuant to the Prepetition Loan Documents in the principal amount of not less than $17,000,000 in the aggregate, all of which Prepetition Obligations are unconditionally owing by the Company to the Prepetition Lender Parties, without offset, defense or counterclaim of any kind nature and description whatsoever;
(ii) neither the Company nor any subsidiary has any defense to, set off, counterclaim or other basis to challenge the Prepetition Obligations; (iii) the Prepetition Obligations are secured by valid perfected liens on all of the Prepetition Collateral; (iv) the Prepetition Liens encumbering the Prepetition Collateral are not avoidable in any way, including without limitation, by operation of any section of the Bankruptcy Code, including without limitation sections 541-550 of the Bankruptcy Code or any other law; (v) the Prepetition Obligations and the Prepetition Liens are not subject to subordination in favor of any other person on any basis, provided, however, that such acknowledgment, confirmation, and agreement shall not impair, prohibit, or otherwise affect any Committee's right to prosecute an Adverse Action subject to the terms of the Financing Orders.

     7.22 The Company acknowledges, confirms and agrees that effective upon the entry of the Interim Financing Order, the Company has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of the Company's liability to repay the Lender Parties or to seek affirmative relief or damages of any kind or nature from any Lender Party. The Company, all its successors, assigns, subsidiaries and affiliates and any person acting for or on behalf of, or claiming through it (collectively, the "Releasing Parties"), hereby fully, finally and forever release and discharge each Lender Party (including in their respective capacities as agent and lenders under the Prepetition Financing Agreement) and all of each Lender Party's past and present officers, directors, servants, agents, attorneys, assigns, heirs, parents, subsidiaries, and each person acting for or on behalf of any of them (collectively, the "Released Parties") of and from any and all past, present and future actions, causes of action, demands, suits, claims, liabilities, liens, lawsuits, adverse consequences, amounts paid in settlement, costs, damages, debts, deficiencies, diminution in value, disbursements, expenses, losses and other obligations of any kind or nature whatsoever, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. ss.ss. 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Released Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to the Prepetition Loan Documents and the transactions contemplated hereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing. Effective upon the execution hereof, and notwithstanding any failure of the Company to satisfy any of the conditions precedent set forth above, the Releasing Parties hereby agree that, without any further act, each Lender Party, together with each of their officers, directors, employees, counsel, agents, and attorneys in fact, are fully and forever released and discharged from any and all claims for damages or losses to the Releasing Parties (whether these damages or losses are known or unknown, foreseen or unforeseen, or patent or latent) including, without limitation, tort claims, demands, actions and causes of action of any nature, whatsoever arising under or relating to the Prepetition Loan Documents or any of the transactions related thereto, prior to the date hereof, and (solely to the extent that California law may be relevant) the Releasing Parties waive application of California Civil Code Section 1542. The Releasing Parties certify that they have read the following provisions of California Civil Code Section 1542:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Releasing Parties understand and acknowledge that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, the Releasing Parties acknowledge that they intend these consequences even as to claims for damages that may exist as of the date of this release but which they do not know exist, and which, if known, would materially affect their decision to execute this Financing Agreement, regardless of whether their lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause. The Releasing Parties understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

     Each Releasing Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Released Party pursuant to this Section 7.22. If any Releasing Party violates the foregoing covenant, the Releasing Parties agree to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by any Released Party as a result of such violation.

     The Interim Financing Order shall provide that any action contesting the release and validation provisions set forth in this Section 7.22 must be filed
(x) by the Official Committee of Unsecured Creditors (the "Committee") in the Bankruptcy Case, and no other party, within [sixty (60)] calendar days from the date of entry of an order of the Bankruptcy Court approving the retention of counsel for the Committee, or (y) in the event that no Committee is appointed, by any party in interest within [seventy five (75)] calendar days from the date of entry of the Final Financing Order, provided that nothing herein shall be deemed to grant or alter standing of the Committee or such other party to assert such an action.

     Provided however, that nothing contained in this Section 7.22 shall impair, prohibit, or otherwise affect any Committee's right to prosecute an Adverse Action subject to the terms of the Financing Orders.

     7.23 The Postpetition Obligations shall constitute "Senior Indebtedness" (or any similar term) under the documents evidencing the Subordinated Debt.

     7.24 In accordance with and to the extent permitted by the Financing Orders, the Company hereby waives any claims to surcharge the Collateral under section 506(c) of the Bankruptcy Code.

     7.25 The Bankruptcy Case was commenced on the Petition Date in accordance with applicable law and notice thereof and of the motion and hearing for the approval of the Interim Financing Order and the Final Financing Order has been given, both as identified in the certificate of service, filed with the Bankruptcy Court.

     7.26 Promptly after the same is available, the Company shall furnish or cause to be furnished to counsel for each Lender Party all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Company with the Bankruptcy Court or served upon the United States Trustee in the Bankruptcy Case or other financing documents distributed by or on behalf of the Company to any official committee appointed in the Bankruptcy Case and without limiting the generality of the foregoing, the Company shall promptly deliver to, and discuss with, the Agent and its counsel any and all information and developments in connection with any proposed Substantial Asset Sale, including, without limitation, any letters of intent, commitment letters or engagement letters received by the Company, any asset valuation, and any other event or condition which is reasonably likely to have a material effect on the Company or the Bankruptcy Case, including, without limitation, the progress of any disclosure statement or any proposed bankruptcy plan of reorganization.

     7.27 The Company shall not incur, create, assume, suffer or permit any claim or lien or encumbrance against it or any of its property or assets in any Bankruptcy Case (other than the claims specifically referred to in the Financing Orders but only to the extent therein described) to be pari passu with or senior to the interest and claims of the Lender Parties against the Company, or apply to the Court for authority to do so, except to the extent permitted herein.

     7.28 All Asset Sales shall be conducted by professionals reasonably acceptable to Agent.

     7.29 Within fourteen (14) days after the Petition Date, the Company shall file in the Bankruptcy Case a motion (the "GOB Motion") seeking authority to conduct the GOB Sales at the GOB Stores identified on the GOB Schedule (version dated January 12, 2004), and within five (5) Business Days after the GOB Motion is granted by the Bankruptcy Court, the Company shall commence the GOB Sales at the GOB Stores identified on the GOB Schedule (version dated January 12, 2004). The Company shall diligently pursue the granting of the GOB Motion and the GOB Sales.

SECTION 8.        Interest, Fees and Expenses

     8.1 Interest on the outstanding balance of Revolving Loans shall be payable monthly as of the end of each month and shall accrue at a rate per annum equal to, at the option of the Company (subject to Section 8.2), (a) the sum of the Chase Manhattan Rate and 1.50% per annum, or (b) the sum of LIBOR and 3.50% per annum.

          In the event of any change in said Chase Manhattan Rate, the rate provided for in the first sentence above shall change, as of the first of the month following any change. The rate hereunder shall be calculated based on a 360-day year. The Agent and the Tranche A Lenders shall be entitled to charge the Company's Loan Account for all interest provided for herein when due until all Obligations have been paid in full. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate applicable hereunder decrease by more than one-quarter percent (0.25%) within any six (6) month period.

     8.2 The Company may elect to use LIBOR as to any outstanding Revolving Loans provided that there then exists no Default or Event of Default and the Company has so advised the Agent of its election to use LIBOR and the LIBOR Period selected no later than three (3) Business Days preceding the first (1st) day of a LIBOR Period. The election of LIBOR shall be effective provided there then exists no Default or Event of Default, on the fourth Business Day following said notice. The LIBOR elections must be for One Million Dollars ($1,000,000) or whole multiples thereof and there shall be no more than three (3) LIBOR Loans outstanding at one time. If no such election is timely made or can be made, or if the LIBOR rate can not be determined, then the Agent shall use the Chase Manhattan Rate, plus the applicable margin as determined pursuant to Section 8.1 hereof, to compute interest. In the event the Company requests any LIBOR election the Company shall pay to the Agent a Five Hundred Dollar ($500) processing fee upon the effective date of each such LIBOR election hereunder. In addition, the Company shall pay to the Agent for the benefit of the Tranche A Lenders, upon the request of the Agent such amount or amounts as shall compensate the Agent and/or the Tranche A Lenders for any loss, costs or expenses incurred by the Agent and/or the Tranche A Lenders (as reasonably determined by the Agent and the Tranche A Lenders) as a result of: (a) any payment or prepayment on a date other than the last day of a LIBOR Period for such LIBOR Loan; or (b) any failure of the Company to borrow a LIBOR Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by the Agent and/or the Tranche A Lenders during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such LIBOR Period if the rate of interest obtained by the Agent and/or the Tranche A Lenders upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such LIBOR Loan for such LIBOR Period. The determination by the Agent and/or the Tranche A Lenders of the amount of any such loss or expense, when set forth in a written notice to the Company, containing the Agent's and/or the Tranche A Lenders' calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the Agent and/or the Tranche A Lenders under this Section 8.2 with regard to LIBOR Loans shall be made as though the Agent and the Tranche A Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, beating interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant interest period; provided, however, that the Agent and the Tranche A Lenders may fund each of the LIBOR Loans in any manner the Agent and the Tranche A Lenders see fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 8.2. In addition, notwithstanding anything to the contrary contained herein, the Agent and the Tranche A Lenders shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Company, initially to the loans accruing interest at the Chase Manhattan Rate and subsequently to LIBOR Loans; provided, however, that upon the occurrence of an Event of Default or in the event the aggregate amount of outstanding LIBOR Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent and the Tranche A Lenders may apply all such amounts received by them to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment.

     8.3 In consideration of the Letter of Credit Guaranty of the Agent, the Company shall pay the Agent for the benefit of the Tranche A Lenders the Letter of Credit Guaranty Fee which shall be an amount equal to two and one-half percent (2.50%) per annum, payable monthly in arrears, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

     8.4 Any charges, fees, commissions, costs and expenses charged to the Agent and/or the Tranche A Lenders for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by the Agent and when made by any such Issuing Bank shall be conclusive on the Agent.

     8.5 The Company shall reimburse or pay the Agent, as the case may be, for all Out-of-Pocket Expenses, which shall be invoiced in reasonable detail, and any applicable Documentation Fee.

     8.6 Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed, the Company shall pay the Agent for the benefit of the Tranche A Lenders the Line of Credit Fee.

     8.7 Intentionally Omitted

     8.8 On the dates and in the amounts set forth below, the Company shall pay to the Agent the Collateral Management Fee for the initial term of this Financing Agreement, which is hereby deemed to be fully earned as of the Prior Closing Date and not refundable or rebateable:

--------------------------------------------------------------------------------
 Date of Payment                                    Amount of Payment
--------------------------------------------------------------------------------
 On the Closing Date                                     $31,500
--------------------------------------------------------------------------------
If extended, on each anniversary of the             $40,000 per year
 Closing Date during the term of this
        Financing Agreement
--------------------------------------------------------------------------------

          Any unpaid balance of the Collateral Management Fee shall be immediately due and payable upon a termination hereof or a Default hereunder and acceleration of the balance owing hereunder. Following the initial term of this Financing Agreement, an annual Collateral Management Fee shall be established in an amount as agreed between the Agent and the Company.

     8.9 In no event shall the rates of interest hereunder exceed the Maximum Legal Rate. In the event that the Contract Rate computed under this Section 8 would exceed the Maximum Legal Rate, the rates of interest under this Financing Agreement for any such period shall be limited to the Maximum Legal Rate, but any subsequent reductions in the Contract Rate shall not reduce the rates of interest under the Financing Agreement below the Maximum Legal Rate until the total amount of interest charged hereunder equals the amount of interest that would have been charged had the Contract Rate been charged at all times.

     8.10 After the occurrence and during the continuation of an Event of Default, the Company shall pay the Agent's standard charges for, and the fees and expenses of, the Agent's personnel used by the Agent for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral, which shall be in addition to the Collateral Management Fee.

     8.11 The Company hereby authorizes the Agent to charge the Company's Loan Account with the amount of all payments due hereunder, including, but not limited to, all amounts due to the Tranche A Lender and the Tranche B Lender, as such payments become due. The Company confirms that any charges which the Agent may so make to the Company's Loan Account as herein provided will be made as an accommodation to the Company and solely at the Agent's discretion. The Company further confirms that the provisions of this Section 8.11 are intended to, and shall, apply to the Tranche B Obligations.

     8.12 The unpaid principal balance of Tranche B Loan shall bear interest, until repaid, at a rate per annum equal to fourteen and one-half percent (14.5%) (based upon a 360-day year and actual days elapsed), which shall be due and payable on the first (1st) day of each month in arrears commencing on the first Business Day of the first month after Term Loan B is funded. Following the occurrence and during the continuance of any Event of Default (and whether or not Agent exercises any of the rights or remedies provided hereunder on account thereof), the Tranche B Loan shall bear interest at a rate of sixteen and one-half percent (16.5%) per annum and all such interest shall be payable on demand.

     8.13 Intentionally Omitted.

     8.14 Intentionally Omitted.

     8.15 The full unpaid balance of Tranche B Loan shall be due and payable on the first to occur of the Maturity Date or an Early Termination Date or the date of the Borrowing Base Reduction.

     8.16 The Company shall reimburse or pay each Lender Party, as the case may be, for: (a) all Out-of-Pocket Expenses, (b) any applicable Documentation Fee,
(c) the Closing Fee, (d) the Collateral Management Fee and all other fees due hereunder which fees are fully earned upon entry of the Interim Financing Order and payable by the Company to the Agent for the benefit of Lenders.

SECTION 9.        Powers

     9.1 The Company hereby constitutes the Agent on behalf of the Lenders or any person or agent the Agent may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to the Agent and the Lenders have been paid in full:

          (a) to receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

          (b) to receive, open and dispose of all mail addressed to the Company which Agent reasonably believes may represent payment of Accounts and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

          (c) to request from customers indebted on Accounts at any time, in the name of the Agent or the Company or that of the Agent's designee, information concerning the amounts owing on the Accounts;

          (d) to transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent for the Company's account;

          (e) to take or bring, in the name of the Agent or the Company, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts; and

          (f) to execute financing statements in the name of the Company as attorney-in-fact at any time as the Agent may deem necessary to establish or maintain perfection of the security interest in the Collateral.

     9.2 Notwithstanding anything hereinabove contained to the contrary, the powers set forth in Section 9.1(b), (d) and (e) may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by the Agent or cured to the Agent's satisfaction. In addition, the powers set forth in Section 9.1(c) above will only be exercised in the name of the Company or a certified public accountant designated by the Agent prior to the occurrence of such Event of Default.

SECTION 10.       Events of Default and Remedies

     10.1 Notwithstanding anything hereinabove to the contrary, the Lenders acting through the Agent may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

          (a) failure of the Company to pay any of the  Obligations  within five
(5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit the Agent from charging such amounts to the Company's Loan Account on the due date thereof;

          (b) cessation of the business of the Company or, other than the commencement of the Bankruptcy Case the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company, at any time after the Petition Date;

          (c) the failure of the Company to generally meet debts arising after the Petition Date as they mature;

          (d) Intentionally Omitted.

          (e) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph (f) below) or in any other written agreement between the Company and the Lenders, provided that such breach by the Company of any of the warranties, representations or covenants referred in this sub-paragraph (e) shall not, unless otherwise provided herein, be deemed to be an Event of Default unless and until such breach shall remain unremedied to the Agent's satisfaction for a period of twenty (20) days from the date of such breach; provided, however, that the Company shall have only ten (10) days to remedy a default related to its failure to provide a Borrowing Base Certificate on the date when due hereunder and, provided further, however that the Company shall not have any cure period in respect to any misrepresentation which is material;

          (f) breach by the Company of any warranty, representation or covenant of Section 3.3 (other than the third sentence of Section 3.3), Section 3.4,
Section 6.3,  Section 7.1, Section 7.5, Section 7.6, Section 7.9 through Section
7.10 inclusive, and Section 7.21 through Section 7.27 inclusive;

          (g) the Company shall (i) engage in any "prohibited transaction" as defined in ERISA, (ii) have any "accumulated funding deficiency" as defined in ERISA, (iii) have any Reportable Event as defined in ERISA, (iv) terminate any Plan, as defined in ERISA or (v) engage in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph (h), such event or condition (x) remains uncured for a period of thirty (30) days from date of occurrence and (y) could, in the reasonable opinion of the Agent, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company;

          (h) without the prior written consent of the Agent,  the Company shall
(i) amend or modify the Subordinated Debt existing on the date of this Financing Agreement, or (ii) make any payment on account of the Subordinated Debt except as permitted herein or in the Subordination Agreements relating to such Subordinated Debt;

          (i) Intentionally Omitted.

          (j) material breach by the Company of its leases, after the Petition Date, for more than five (5) retail locations at the same time (exclusive of leases for Closed Stores and GOB Stores) or the Piper Distribution Center Property such that such lease(s) could be terminated by the landlord therefor;

          (k) the entry of a final, nonappealable order by a court of competent jurisdiction allowing any Person to attach, by trustee or other process, any of the Company's funds or assets in excess of Three Hundred Seventy-five Thousand Dollars ($375,000);

          (l) the entry of any final judgment against the Company in excess of Three Hundred Seventy-five Thousand Dollars ($375,000), which judgment is not satisfied (if a money judgment) or appealed from (with execution or similar process stayed) within the applicable appeals period or not covered in full by insurance;

          (m) the entry of any order or the imposition of any other process having the force of law, the effect of which is to restrain in any material way the conduct by the Company of its business in the ordinary course, which is not removed within thirty (30) days of its issuance;

          (n) the conviction of, or entry of a final, non-appealable order against the Company, under any federal, state, municipal, and other civil or criminal statute, rule, regulation, order or other legal requirement in a proceeding instituted by a governmental unit or agency where the relief, penalties, or remedies include the forfeiture of any property of the Company and/or the imposition of any stay or other order, the effect of which could be to restrain in any material way the conduct by the Company of its business in the ordinary course or have another Material Adverse Effect;

          (o) any challenge by or on behalf of the Company or any guarantor of the Obligation to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document's terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto;

          (p) any determination by any court or any other judicial or government authority that any Loan Document is not enforceable strictly in accordance with the subject Loan Document's terms or which voids, avoids, limits, or otherwise adversely affects any security interest created by any Loan Document or any payment made pursuant thereto;

          (q) Intentionally Omitted.

          (r) the entry of an order in the Bankruptcy Case which has not been withdrawn, dismissed or reversed:

               (1) authorizing the Company in the Bankruptcy Case to obtain additional financing under section 364(c) or (d) of the Bankruptcy Code;

               (2) authorizing any party to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under section 506(c) of the Bankruptcy Code;

               (3) authorizing the use of cash collateral without each Lender's prior written consent under section 363(c) of the Bankruptcy Code (except as provided in the Interim Financing Order or the Final Financing Order);

               (4) appointing (i) an interim or permanent trustee or (ii) an examiner having enlarged powers relating to the operation of the business of the Company (beyond those powers set forth under section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

               (5) dismissing the Bankruptcy Case or converting the Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code;

               (6)  granting  relief from or  modifying  the  automatic  stay of section 362 of the Bankruptcy Code to allow any creditor to execute upon or enforce a lien on any Collateral with a fair market value in excess of $250,000 for any individual asset or in excess of $1,000,000 for all such assets in the aggregate other than as provided in the Financing Order;

               (7) amending, supplementing, staying, reversing, vacating or otherwise modifying any Financing Order, this Financing Agreement or any other Loan Document or any of the Lender Party's rights, benefits, privileges or remedies under the Financing Orders, this Financing Agreement or any other Loan Document; or

               (8) approving or allowing any other administrative expense claim (other than as specifically provided herein) having any priority over, or being pari passu with the administrative expense priority of the Postpetition Obligations in respect of the Bankruptcy Case);

          (s) The Court shall fail to enter a Final Financing Order within thirty (30) days after the Petition Date approving, among other things, this Financing Agreement and the other Loan Documents and the transaction contemplated hereunder and thereunder;

          (t) The filing of a plan of reorganization in the Bankruptcy Case that does not provide for the indefeasible payment (or cash collateralization in the case of contingent obligations) of all Obligations in full in cash on the effective date thereof;

          (u) occurrence of any condition or event which permits the Agent to exercise any of the remedies set forth in the Financing Orders, including, without limitation, any "Event of Default", as defined in the Financing Orders;

          (v) the termination or non-renewal of the Financing Agreement as provided herein or in the Financing Orders;

          (w) the Company suspends or discontinues or is enjoined by any court or governmental agency from continuing to conduct all or any material part of its business or if a trustee, receiver or custodian is appointed for the Company or any of its properties;

          (x) Intentionally Omitted; or

          (y) any act, condition or event occurring after the date of the commencement of the Bankruptcy Case that has a Material Adverse Effect upon the assets of the Company or the Collateral or the value of the rights and remedies of the Lender Parties under the Financing Agreement or any other Loan Documents, or otherwise causes a Material Adverse Effect on the Company.

     10.2 Upon the occurrence of a Default and/or an Event of Default, the Agent may (at its option) and shall at the direction of the Required Lenders declare that all loans, advances and extensions of credit provided for in Sections 3 and 5 of this Financing Agreement shall be thereafter in the Agent's sole discretion and the obligation of the Agent and/or the Lenders to make Revolving Loans and/or arrange for the issuance of Letters of Credit shall cease unless such Default or Event of Default is waived in writing by the Agent on behalf of the Lenders or cured to the Agent's satisfaction, and upon the occurrence of an Event of Default the Agent may (at its option) and shall at the direction of the Required Lenders declare that: (a) all Obligations shall become immediately due and payable; (b) the Default Rate of Interest shall be charged on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided that with respect to this clause (b), (i) the Agent has given the Company written notice of the Event of Default; provided, however, that no notice is required if the Event of Default is the event listed in Section 10.l(d), (ii) the Company has failed to cure the Event of Default within ten (10) days after (1) the Agent deposited such notice in the United States mail or (2) the occurrence of the Event of Default listed in Section 10.1(d); and (iii) this Financing Agreement shall immediately terminate upon notice to the Company; provided, however, that no notice of termination is required if the Event of Default is the Event listed in Section 10.l(d). The exercise of any option is not exclusive of any other option which may be exercised at any time by the Agent and/or the Lenders.

     10.3 Immediately upon the occurrence of any Event of Default, the Agent may and at the direction of the Required Lenders shall to the extent relief from the automatic stay has been granted in favor of the Lender Parties by the Financing Order or such other order, any other order of the Bankruptcy Court, or otherwise as permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or the Agent on behalf of the Lenders, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or the Agent;
(c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests in the Collateral created herein by any available judicial procedure, or to take possession of any or all of the Inventory and/or Other Collateral without judicial process, and to enter any premises where any Inventory and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise; provided, however, that the Agent shall not pursue the Exempt Proceeds until such time as the Company has paid all amounts for which such Exempt Proceeds may be used as set forth in Section 7.1A(u). The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the Company or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory in such saleable form as the Agent shall deem appropriate. The Company agrees, at the request of the Agent, to assemble the Inventory and to make it available to the Agent at premises of the Company or elsewhere and to make available to the Agent the premises and facilities of the Company for the purpose of the Agent's taking possession of, removing or putting the Inventory in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Company's Obligations, whether due or to become due, in such order as the Agent may elect, and the Company shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

     10.4 The Company, Agent and each Lender agree that the exercise by the Agent of the rights and remedies provided under Sections 10.2 and 10.3 of this Financing Agreement shall be subject to the provisions of the Agency Agreement so long as of the Tranche B Obligations remain outstanding.

SECTION 11.       Term and Termination

     11.1 The Tranche A Loans shall be due and payable on the Maturity Date. Subject to the proviso to the first sentence of Section 8.15 hereof, the Tranche B Loan shall be due and payable on the Maturity Date. The Company may extend the Maturity Date for 2 additional 6-month periods, upon giving the Agent 60 days written notice prior to the effective Maturity Date and upon payment to the Agent for its own account of an extension fee for each 6-month period equal to 0.25% of the Tranche A Loan Ceiling, and so long as no Event of Default shall have then occurred and be continuing. If the Maturity Date is extended as provided above, then the Company and the Lender Parties shall reset and otherwise revise the financial and other relevant covenants in this Financing Agreement based on new projections to be delivered by the Company and subject to mutual agreement between the Company and the Lender Parties.

     11.2 This Financing Agreement shall terminate on the Maturity Date. Notwithstanding the foregoing the Lenders acting through the Agent may terminate the Financing Agreement immediately upon the occurrence of an Event of Default; provided, however, that if the Event of Default is an event listed in Section 10.l(d) of this Financing Agreement, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required. Notwithstanding the foregoing, the Company may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to the Agent and the Lenders, provided that the Company pays to the Agent for the benefit of the Tranche A Lenders, immediately on demand, the Tranche A Early Termination Fee. The Tranche A Early Termination Fee shall be waived if CITBC, or any of its affiliates, or lender groups for which it is an agent, provide the Company with debt or equity capital to fund all or substantially all of a Plan of Reorganization.

SECTION 12.       Miscellaneous

     12.1 The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment, notice of dishonor, notice of intent to accelerate and notice of acceleration. No delay or omission of the Agent or the Lenders or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Agent or the Lenders of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     12.2 THIS WRITTEN AGREEMENT AND THE OTHER DOCUMENTS REFERENCED HEREIN OR CONTEMPLATED HEREBY REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     12.3 It is the intent of the Company, the Agent and the Lenders to conform strictly to all applicable state and federal usury laws. All agreements between the Company, the Agent and the Lenders whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged or received by the Agent and/or the Lenders for the use, forbearance, or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to the Obligations evidenced hereby which may be legally deemed to be for the use, forbearance or detention of money, exceed the maximum amount which the Company is legally entitled to contract for, charge or collect under applicable state or federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall be automatically reduced to the limit of such validity, and if from any such circumstance the Agent and/or the Lenders shall ever receive as interest or otherwise an amount in excess of the maximum that can be legally collected, then such amount which would be excessive interest shall be applied to the reduction of the principal indebtedness hereof and any other amounts due with respect to the Obligations evidenced hereby, but not to the payment of interest and if such amount which would be excess interest exceeds the Obligations and all other non interest indebtedness described above, then such additional amount shall be refunded to the Company. In determining whether or not all sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and/or the Lenders, under any specific contingency, exceeds the maximum amount permitted by applicable law, the Company, the Agent and the Lenders shall to the maximum extent permitted under applicable law: (a) treat all Obligations as but a single extension of credit;
(b) characterize any nonprincipal payment as an expense, fee or premium rather than as sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and/or the Lenders;
(c) exclude voluntary prepayments and the effect thereof; and (d) amortize, prorate, allocate and spread in equal parts, the total amount of such sums paid or agreed to be paid by the Company for the use, forbearance or detention of the Obligations of the Company to the Agent and the Lenders throughout the entire contemplated term of the Obligations so that the interest rate is uniform through the entire term of the Obligations. The terms and provisions of this
Section 12.3 shall control and supersede every other provision hereof and all other agreements between the Company, the Agent and the Lenders.

     12.4 If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     12.5 TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     12.6 Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three
(3) Business Days after deposit in the United State mail, with proper first class postage prepaid and addressed to the party to be notified as follows:

          (a) if to the Agent or the Tranche A Lender, at:

              The CIT Group/Business Credit, Inc.
              300 South Grand Avenue, Third Floor
              Los Angeles, California 90071
              Attn: Credit Manager/Retail Finance Group
              Fax: (213) 613-2599
              With a copy to:

              William Brody, Esq. and Farhad Bahar, Esq.
              Buchalter Nemer Fields & Younger
              601 South Figueroa Street, Suite 2400
              Los Angeles, California 90017-5704
              Telephone:  (213) 891-0700
              Fax:  (213) 630-5703

          (b) if to any other party becoming a Lender hereunder, at the address specified in the Assignment and Transfer Agreement

          (c) if to the Company, at:

              FACTORY 2-U STORES, INC.
              4000 Ruffin Road
              San Diego, California 92123
              Attn: Chief Financial Officer
              Fax No.: (858) 637-4180

              copies of any notices shall also be provided to:

              HENNIGAN, BENNETT & DORMAN LLP
              601 S. Figueroa Street, Suite 3300
              Los Angeles, California 90017
              Attention: Bennett J. Murphy, Esq.
              Fax No.: (213) 694-1234

              ; provided that Agent's failure to send a notice of an Event of Default shall not result in any such notice to the Company not being fully effective if to Tranche B Lender, at:

              Mr. Lawrence Klaff, Managing Director Gordon Brothers Retail Funding, LLC Gordon Brothers Group 40 Broad
              Street Boston, Massachusetts 02109 Telephone: (617)
              422-7886 Fax: (617) 210-7141

              Copies of any such notices should also be provided to:

              Steven B. Levine, Esq.
              Brown Rudnick Berlack Israels LLP
              One Financial Center
              Boston, Massachusetts 02111
              Telephone:  (617) 856-8587
              Fax:  (617) 856-8201

              or to such other address as any party may designate for itself by like notice.

     12.7 The validity, interpretation and enforcement of this Financing Agreement shall be governed by and construed under the laws of the State of California; provided, however, that the Tranche B Notes and the provisions setting forth the Tranche B Lenders and the Company's rights and obligations in respect to principal, interest and fees on the Tranche B Loans shall be governed and construed, as between Company and Tranche B Lender only, under the laws of the Commonwealth of Massachusetts. Notwithstanding the above, all matters and provisions relating to the Collateral and all matters and provisions as between Agent and Tranche A Lenders or between Agent and/or Tranche A Lenders, on the one hand, and Company or Tranche B Lenders, on the other hand, shall be governed by and construed under the laws of the State of California.

     12.8 Effective only upon the termination of the Agency Agreement, this Financing Agreement can be amended, modified or changed only by a writing signed by the Company, the Agent and the Required Lenders (unless the consent of all Lenders is required pursuant to Section 14.10 hereof).

     12.9 Agent's or Lenders' Discretion.

          (a) Each reference in the Financing Agreement or other Loan Documents to the exercise of discretion or the like by Agent or any Lender shall be to Agent's or such Lender's exercise of its commercially reasonable judgment, in good faith, based upon Agent's or such Lender's consideration of any such factor as Agent's or such Lender, taking into account information of which Agent or such Lender then has actual knowledge, believes, (i) will or reasonably could be expected to materially affect: the value of the Collateral, the enforceability of the Agent's and Lender's security and collateral interests therein, or the amount which the Agent or Lenders would likely realize therefrom (taking into account delays which may possibly be encountered in the Agent's or Lender's realizing upon the Collateral and likely Out-Of-Pocket Expenses), (ii) indicates that any report or financial information delivered to the Agent or Lender by or on behalf of the Company is incomplete, inaccurate, or misleading in any material manner or was not prepared in accordance with the requirements of this Financing Agreement, (iii) suggests a material increase in the likelihood that the Company will become the subject of a bankruptcy or insolvency proceeding,
(iv) constitute a material Default.

          (b) In the exercise of such judgment, Agent or any Lender also may take into account any of the following factors, (i) those included in, or tested by, the definitions of "Availability" and "Net Orderly Liquidation Value", (ii) the current financial and business climate of the industry in which the Company competes (having regard for the Company's positions in that industry), (iii) general macroeconomic conditions which have a material effect on the Company's cost structure; (iv) Material changes in or to the mix of the Company' Inventory, (v) seasonality with respect to the Company's Inventory and patterns of retail sales, (vi) such other factors as either Agent or any Lender determine, in good faith, are likely to have a material bearing on credit risks associated with the providing of loans and financial accommodations to the Company.

     12.10 The terms, conditions, agreements, covenants, representations and warranties set forth in and relating to the Prepetition Financing Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Financing Agreement. This Financing Agreement does not extinguish the obligations for the payment of money outstanding under the Prepetition Financing Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Prepetition Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Financing Agreement, shall be construed as a release or other discharge of the Company from any of their obligations or liabilities under the Prepetition Financing Agreement or any of the security agreements, pledge agreements, mortgages, guaranties or other loan documents executed in connection therewith. The Company hereby ratifies, assumes, adopts, confirms and agrees that (i) each Prepetition Loan Document and Loan Document to which it (as it existed prior to the filing of the Bankruptcy Case) is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date all references in any such Financing Document to "the Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Prepetition Financing Agreement shall mean the Prepetition Financing Agreement as amended and restated by this Financing Agreement; and
(ii) to the extent that any such Loan Document purports to assign or pledge to the Lender Parties a security interest in or lien on, any collateral as security for the Obligations of the Company from time to time existing in respect of the Prepetition Financing Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects

SECTION 13.       Agreement between the Lenders

     13.1 (a) The Agent, for the account of the Tranche A Lenders, shall disburse all loans and advances to the Company and shall handle all collections of Collateral and repayment of Tranche A Obligations. It is understood that for purposes of advances to the Company and for purposes of this Section 13 the Agent is using the funds of the Agent. The Company agrees that the Agent may allow up to two (2) Tranche A Lenders to participate as Tranche A Lenders under this Financing Agreement without the prior consent of the Company and that one
(1) additional Tranche A Lender may participate with the prior consent of the Company which consent shall not be unreasonably withheld; provided, however, that Agent shall, at all times, hold a greater percentage of outstanding loans than any other Tranche A Lender. The foregoing shall not apply to the addition of assignees or participants in the Tranche B Loan.

          (b) Unless the Agent shall have been notified in writing by any Tranche A Lender prior to any advance to the Company that such Tranche A Lender will not make the amount which would constitute its share of the borrowing on such date available to the Agent, the Agent may assume that such Tranche A Lender shall make such amount available to the Agent on a Settlement Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. A certificate of the Agent submitted to any Tranche A Lender with respect to any amount owing under this subsection shall be conclusive, absent manifest error. If such Tranche A Lender's share of such borrowing is not in fact made available to the Agent by such Tranche A Lender on the Settlement Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans hereunder, on demand, from the Company without prejudice to any rights which the Agent may have against such Tranche A Lender hereunder. Nothing contained in this subsection shall relieve any Tranche A Lender which has failed to make available its ratable portion of any borrowing hereunder from its obligation to do so in accordance with the terms hereof. Nothing contained herein shall be deemed to obligate the Agent to make available to the Company the full amount of a requested advance when the Agent has any notice (written or otherwise) that any of the Tranche A Lenders will not advance its ratable portion thereof.

     13.2 On the Settlement Date, the Agent and the Tranche A Lenders shall each remit to the other, in immediately available funds, all amounts necessary so as to ensure that, as of the Settlement Date, the Tranche A Lenders shall have their proportionate share of all outstanding Obligations.

     13.3 The Agent shall forward to each Lender, at the end of each month, a copy of the account statement rendered by the Agent to the Company.

     13.4 (a) All payments and collections shall be remitted to the Agent and all such payments and collections not constituting payment of specific fees, and all other proceeds of Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Financing Agreement, first, to the payment in full of the Prepetition Obligations, in such order as the Agent shall determine in its sole discretion, second to pay any fees, indemnities, or expense reimbursements then due to the Agent from the Company, third to pay any fees, indemnities, or expense reimbursements then due to Lenders from the Company; fourth, to pay interest due in respect of all Revolving Loans; fifth, to pay or prepay principal of the Revolving Loans and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to the Agent equal to all outstanding Letters of Credit and Letter of Credit Guaranties to be held as cash Collateral for such Obligations; and seventh, to the payment of any other Obligation due to the Agent or any Lender by the Company. After the occurrence and during the continuance of an Event of Default, the Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by the Agent or its agent against the Obligations, in such manner as the Agent may deem advisable notwithstanding any entry by the Agent or any Lender upon any of its books and records.

          (b) The Agent shall, after receipt of any interest and fees earned under this Financing Agreement, promptly remit to the Lenders: (a) their pro rata portion of all fees; provided, however, that the Lenders (other than CITBC in its role as the Agent) shall (i) not share in the Collateral Management Fee or Documentation Fees or the fees provided for in Section 8.10, and (ii) receive their share of the Loan Facility Fee in accordance with their respective agreements with the Agent; and (b) interest computed at the rate and as provided for in Section 8 of this Financing Agreement on all outstanding amounts advanced by the Lenders on each Settlement Date, prior to adjustment, that are subsequent to the last remittance by the Agent to the Lenders of the Company's interest.

     13.5 The Company acknowledges that each of the Lenders may sell one or more participations in the loans and extensions of credit made and to be made to the Company hereunder to participants without the Company's prior consent, so long as such participants are not granted rights that would require the participant's consent to waivers, amendments and other actions with respect to the provisions of this Financing Agreement. The Company authorizes each Lender to disclose to any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and their affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Financing Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its affiliates prior to entering into this Financing Agreement.

     13.6 The Company hereby agrees that each Tranche A Lender is solely responsible for its portion of the Line of Credit and that neither the Agent nor any Tranche A Lender shall be responsible for, nor assume any obligations for the failure of any Tranche A Lender to make available its portion of the Line of Credit. Further, should any Tranche A Lender refuse to make available its portion of the Line of Credit, then the other Tranche A Lender may, but without obligation to do so, increase, unilaterally, its portion of the Line of Credit in which event the Company is so obligated to that other Tranche A Lender.

     13.7 In the event that the Agent, the Lenders or any one of them is sued or threatened with suit by the Company, or by any receiver, trustee, creditor or any committee of creditors on account of any preference, voidable transfer or lender liability issue, alleged to have occurred or been received as a result of, or during the transactions contemplated under this Financing Agreement, then in such event any money paid in satisfaction or compromise of such suit, action, claim or demand and any expenses, costs and attorneys' fees paid or incurred in connection therewith, whether by the Agent, the Lenders or any one of them, shall be shared proportionately by the Lenders. In addition, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Agent to effect collection or enforcement of any rights in the Collateral, including enforcing, preserving or maintaining rights under this Financing Agreement shall be shared proportionately between and among the Lenders to the extent not reimbursed by the Company or from the proceeds of Collateral. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims that: (a) predate the date of the Prior Agreement; or (b) are based on transactions, actions or omissions that predate the date of the Prior Agreement.

     13.8 Each of the Lenders agrees with each other Lender that any money or assets of the Company held or received by such Lender, no matter how or when received, shall be applied to the reduction of the Obligations (to the extent permitted hereunder) after: (x) the occurrence of an Event of Default; and (y) the election by the Required Lenders to accelerate the Obligations. In addition, the Company authorizes, and the Lenders shall have the right, without notice, upon any amount becoming due and payable hereunder, to set-off and apply against any and all property held by, or in the possession of such Lender the Obligations due such Lenders.

     13.9 CITBC shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement: (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CITBC as the case may be hereunder; and (b) CITBC shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Company shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of the Agent. In the event of an assignment in violation of this Section 13.8, the Company may, upon notice given to the Agent within ten (10) days after the Company receives notice of such assignment and within sixty (60) days of such notice, terminate this Financing Agreement and the Line of Credit by payment in full of all Obligations, but without any obligation to pay an Early Termination Fee.

     13.10 Except as provided in this Section 13.10, the Tranche B Lender shall obtain the prior written consent of the Company and the Agent to the assignment of all or any portion of the Tranche B Loan, which consent, in either instance, shall not be unreasonably withheld or delayed. The foregoing shall not prohibit or restrict the following transfers of all or any portion of the Tranche B Loan or interests therein, which may be made without prior notice to or the consent of the Agent or the Company:

          (a) Assignments of or transfers of Participation Interests (defined below) in all or any portion of the Tranche B Loan among affiliates of GB Retail Funding, LLC ("GB"), which affiliates shall include the following (i) all entities or persons under the direct or indirect control of GB, (ii) all entities which directly or indirectly own at least ten percent (10%) of the equity interests in GB, ("Parent Entities"), (iii) all entities of which a Parent Entity directly or indirectly owns twenty percent (20%) or more of the outstanding equity (including, but not limited to, GB Palladin Fundings, LLC), and (iv) Fortress Drawbridge Special Opportunities Fund ("Fortress") and funds managed by or affiliated with the High Bridge fund group ("High Bridge") and any other "fund partner" of GB's or another affiliate which regularly invests in junior secured loans to retailers arranged by GB or such other affiliate. (The Company and Agent hereby acknowledge that GB has sold participation interests in the Tranche B Loan to Fortress and High Bridge promptly after April 10, 2003, and agree that the consent of either of them was not required for such sale).

          (b) The sale or other transfer of Participation Interests (defined below) in the Tranche B Loan to any person or entity.

          (c) Following the occurrence and during the continuance of an Event of Default, the assignment or other sale of a Participating Interest or other interest of all or any portion of the Tranche B Loan.

          The term "Participation Interest" shall mean an undivided percentage interest in the Tranche B Loans in respect to which the holder of the Tranche B Loans may take any action with respect to the Tranche B Loan without obtaining such participant's consent except for the following:

          (a) Any change in such participant's percentage interest in the Tranche B Loan;

          (b) Any reduction in principal amount of the Tranche B Loan (other than by virtue of payments received from or for the account of, the Company);

          (c) Any postponement of the scheduled date for payment of any principal, interest of fees on account of the Tranche B Loan (including, without limitation, the Maturity Date);

          (d) Any reduction of the interest rate or fees payable in respect to the Tranche B Loan; or

          (e) Release of any Collateral.

          In the event that the Tranche B Lender assigns its right under this Financing Agreement or in respect to the Tranche B Loan, the assignee shall thereupon succeed to all of the rights, powers, privileges and duties of the Tranche B Lender hereunder to the extent of the interest so assigned to it. In the event that the Tranche B Lender, sells one or more participation interests in the Tranche B Loan, such Participant shall not be deemed to constitute a Lender hereunder. The Company, Agent and each Tranche A Lender hereby authorizes each Tranche B Lender to disclose to any potential Participant or assignee, any and all financial or other information such Tranche B Lenders may possess, concerning the Company and its affiliates whether obtained prior to or subsequent to the date of entry into this Financing Agreement, provided that such potential Participant or assignee agrees to maintain the confidentiality of such information, and to not engage in any transaction involving the Company's securities while in possession of, any material nonpublic information relating to the Company.

     13.11 So long as the Agency Agreement is in effect any assignment of the Tranche A Loans or Tranche B Loan shall only be effective if the assignee has agreed in writing to be bound to the Agency Agreement and that its interest in the loans is subject to the provisions of the Agency Agreement.

SECTION 14. Agency. This Section 14 of the Financing Agreement is hereby deemed deleted in its entirety in light of the entry of the Agent and Lenders into the Agency Agreement; provided, however, that the provisions of this Section 14 shall be deemed to have been reinstated if the Agency Agreement shall cease to be in effect.

     14.1 Each Lender hereby irrevocably designates and appoints CITBC as the Agent for the Lenders under this Financing Agreement and any ancillary loan documents and irrevocably authorizes CITBC as Agent for such Lender, to take such action on its behalf under the provisions of the Financing Agreement and all ancillary documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Financing Agreement and all ancillary documents together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Financing Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Financing Agreement and the ancillary documents or otherwise exist against the Agent.

     14.2 The Agent may execute any of its duties under this Financing Agreement and all ancillary documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties.

     14.3 Neither the Agent nor any of its officers, directors, employees, agents, or attorneys-in-fact shall be: (a) liable to any Lender for any action lawfully taken or omitted to be taken by it or such person under or in connection with the Financing Agreement and all ancillary documents (except for its or such person's own gross negligence or willful misconduct); or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Financing Agreement and all ancillary documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Financing Agreement and all ancillary documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Financing Agreement and all ancillary documents or for any failure of the Company to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Financing Agreement and all ancillary documents or to inspect the properties, books or records of the Company.

     14.4 The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Financing Agreement and all ancillary documents unless it shall first receive such advice or concurrence of the Lenders, or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Financing Agreement and all ancillary documents in accordance with a request of the Lenders, or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Company describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders, or Required Lenders, as the case may be; provided that unless and until the Agent shall have received such direction, the Agent may in the interim (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

     14.5 Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Financing Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Financing Agreement and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition or creditworthiness of the Company. The Agent, however, shall provide the Lenders with copies of all financial statements, projections and business plans which come into the possession of the Agent or any of its officers, employees, agents or attorneys-in-fact.

     14.6 The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever (including negligence on the part of the agent) which may at any time be imposed on, incurred by or asserted against the Agent in anyway relating to or arising out of this Financing Agreement or any ancillary documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this paragraph shall survive the payment of the obligations.

     14.7 The Agent may make loans to, and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to its loans made or renewed by it or loan obligations hereunder as Lender, the Agent shall have the same rights and powers, duties and liabilities under this Financing Agreement as any Lender and may exercise the same as though it was not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacities.

     14.8 The Agent may resign as the Agent upon thirty (30) days' notice to the Lenders and such resignation shall be effective upon the appointment of a successor Agent. If the Agent shall resign as Agent, then the Lenders shall appoint a successor Agent for the Lenders whereupon such successor Agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Financing Agreement. After any retiring Agent's resignation hereunder as the Agent the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent. If CITBC resigns as Agent, the Company may, upon notice given to the Agent within ten
(10) days after the Company receives notice of such appointment, terminate this Financing Agreement and the Line of Credit by payment in full of all Obligations but without any obligation to pay an Early Termination Fee, unless the Company consents to the successor Agent, such consent not to be unreasonably withheld.

     14.9 Notwithstanding anything contained in this Financing Agreement to the contrary, the Agent will not, without the prior written consent of all Lenders:
(a) amend the Financing Agreement to (i) increase the Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (1) any fees in which the Lenders share hereunder; or (2) the repayment of any Obligations due the Lenders; (b) extend the maturity of the Obligations; (c) alter or amend (i) this
Section 14.10 or (ii) the definitions of Borrowing Base, Eligible Accounts Receivable, Eligible Inventory, Eligible In-Transit Inventory, Collateral or Required Lenders, or the Agent's criteria for determining compliance with such definitions of eligibility; (d) release Collateral in bulk without a corresponding reduction in the Obligations to the Lenders, or (e) intentionally make any Revolving Credit Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Company would exceed one hundred percent (100%) of the maximum amount available under Section 3 hereof; provided, however, the Agent, without the consent of all Lenders, for not more than one sixty (60) consecutive day period during any one hundred eighty (180) consecutive day period, may make such loans or assist in the opening of such Letters of Credit where the total of Revolving Loans and Letters of Credit hereunder for the Company during such period does not exceed one hundred ten percent (110%) of the maximum amount available under Section 3 hereof. In all other respects the Agent is authorized to take such actions or fail to take such actions if the Agent, in its reasonable discretion, deems such to be advisable and in the best interest of the Lenders, including, but not limited to, the making of an overadvance or the termination of the Financing Agreement upon the occurrence of an Event of Default unless it is specifically instructed to the contrary by the Required Lenders.

     14.10 In the event any Lender's consent is required pursuant to the provisions of this Financing Agreement and such Lender does not respond to any request by the Agent for such consent within ten (10) days after such request is made to such Lender, such failure to respond shall be deemed a consent. In addition, in the event that any Lender declines to give its consent to any such request, it is hereby mutually agreed that the Agent and/or any other Lender shall have the right (but not the obligation) to purchase such Lender's share of the Loans for the full amount thereof together with accrued interest thereon to the date of such purchase.

     14.11 Intentionally Omitted.

                                     * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered by their proper and duly authorized officers as of the date set forth above.

COMPANY:                          FACTORY 2-U STORES, INC.


                                  By: /s/ Norman G. Plotkin
                                     ------------------------------------------
                                      Print Name: Norman G. Plotkin
                                                 ------------------------------
                                      Title: Chief Executive Officer
                                            -----------------------------------

AGENT:                            THE CIT GROUP/BUSINESS CREDIT, INC.


                                  By: /s/ Mike Richman
                                      -----------------------------------------
                                      Print Name: Mike Richman
                                                 ------------------------------
                                      Title: Vice President
                                            -----------------------------------

TRANCHE A LENDERS:                THE CIT GROUP/BUSINESS CREDIT, INC.


                                  By: /s/ Mike Richman
                                     ------------------------------------------
                                     Print Name: Mike Richman
                                                -------------------------------
                                     Title: Vice President
                                           ------------------------------------

                                  Tranche A Dollar Commitment:  $45,000,000
                                  Tranche A Percentage Commitment:  100%

TRANCHE B LENDER:                 GB RETAIL FUNDING, LLC


                                  By: /s/ Larry Klaff
                                     ------------------------------------------
                                  Print Name: Larry Klaff
                                             ----------------------------------
                                  Title: Managing Director
                                        ---------------------------------------